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                           STOCK PURCHASE OPTION AGREEMENT

                                     BY AND AMONG

                               BOYKIN LODGING COMPANY,

                            BOYKIN HOTEL PROPERTIES, L.P.

                                         AND

                                AEW PARTNERS III, L.P.






                             Dated as of February 1, 1999








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

                                  TABLE OF CONTENTS
                                  -----------------

                                                                                 PAGE
                                                                                 ----
1.    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
20    OPTION TO PURCHASE PREFERRED STOCK IN EXCHANGE FOR JOINT VENTURE INTEREST. . .9
      2.1   GRANT OF EXCHANGE OPTION . . . . . . . . . . . . . . . . . . . . . . . .9
      2.2   VESTING OF EXCHANGE OPTION . . . . . . . . . . . . . . . . . . . . . . 10
      2.3   DETERMINATION OF SHARES UNDERLYING EXCHANGE OPTION . . . . . . . . . . 10
      2.4   RIGHT OF REIT TO SUBSTITUTE REIT COMMON STOCK IN EXCHANGE OPTION . . . 10
      2.5   PROCEDURE FOR EXERCISING THE EXCHANGE OPTION; CLOSING. . . . . . . . . 11
      2.6   RIGHT OF FIRST OFFER AND BUY/SELL. . . . . . . . . . . . . . . . . . . 12
      2.7   RIGHTS UPON A CHANGE IN CONTROL. . . . . . . . . . . . . . . . . . . . 13
30    WARRANTS TO PURCHASE PREFERRED STOCK WITH UNINVESTED CAPITAL . . . . . . . . 14
      3.1   ISSUANCE AND SALE OF INITIAL WARRANT . . . . . . . . . . . . . . . . . 14
      3.2   EXPANSION CAPITAL WARRANT. . . . . . . . . . . . . . . . . . . . . . . 15
40    RIGHT TO SUBSTITUTE PREFERRED STOCK AS CURRENCY. . . . . . . . . . . . . . . 17
      4.1   RIGHT OF PURCHASER TO REQUIRE PAYMENT IN PREFERRED STOCK . . . . . . . 17
      4.2   RIGHT OF PURCHASER TO PURCHASE PREFERRED STOCK WITH THE RIGHT OF
              FIRST OFFER PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . 20
      4.3   RIGHT OF REIT TO MAKE PAYMENT IN PREFERRED STOCK OR REIT COMMON
              STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
5.    RIGHT TO RECEIVE PREFERRED STOCK IN CONNECTION WITH A PUT/SALE
      DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
      5.1   PUT/SALE DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . 25
      5.2   DETERMINATION OF NUMBER OF SHARES  . . . . . . . . . . . . . . . . . . 25
      5.3   RIGHT OF REIT TO SUBSTITUTE REIT COMMON STOCK  . . . . . . . . . . . . 26
      5.4   CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
6.    ADJUSTMENT TO OPTION EXERCISE PRICE, EXPANSION OPTION EXERCISE PRICE AND
      ADDITIONAL OPTION EXERCISE PRICE . . . . . . . . . . . . . . . . . . . . . . 27
      6.1   ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27


                                      (i)


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
      6.2   FURTHER ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 28
      6.3   ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.  . . . . . 29
      6.4   OTHER DILUTIVE EVENTS. . . . . . . . . . . . . . . . . . . . . . . . . 30
      6.5   WHEN ADJUSTMENTS SHALL BE MADE . . . . . . . . . . . . . . . . . . . . 30
      6.6   WHEN ADJUSTMENT NOT REQUIRED . . . . . . . . . . . . . . . . . . . . . 30
      6.7   WHEN ADJUSTMENTS CARRIED FORWARD . . . . . . . . . . . . . . . . . . . 31
      6.8   NOTICE OF ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 31
7.    CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
      7.1   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AT A
            CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
            (ai   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 31
            (bi   PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
            (ci   CLOSING CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . 32
            (di   OPINION OF COUNSEL . . . . . . . . . . . . . . . . . . . . . . . 32
            (ei   INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . 32
            (fi   LEGAL INVESTMENT . . . . . . . . . . . . . . . . . . . . . . . . 32
            (gi   PROCEEDINGS AND DOCUMENTS. . . . . . . . . . . . . . . . . . . . 32
            (hi   REGISTRATION RIGHTS AGREEMENT. . . . . . . . . . . . . . . . . . 32
            (ii   MANAGEMENT RIGHTS LETTER . . . . . . . . . . . . . . . . . . . . 32
            (ji   TAX REPRESENTATION LETTER. . . . . . . . . . . . . . . . . . . . 33
            (ki   OWNERSHIP WAIVER LETTER. . . . . . . . . . . . . . . . . . . . . 33
            (li   RELATED MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 33
            (mi   NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. . . . . . . . . 33
            (ni   GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. . . . . . . 33


                                      (ii)


                                                                                 PAGE
                                                                                 ----
            (oi   HSR ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            (pi   NEW YORK STOCK EXCHANGE LISTING. . . . . . . . . . . . . . . . . 34
            (qi   ADDITIONAL CERTIFICATES. . . . . . . . . . . . . . . . . . . . . 34
      7.2   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REIT AT THE CLOSING . . . . 34
            (ai   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 34
            (bi   PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
            (ci   CLOSING CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . 35
            (di   NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. . . . . . . . . 35
            (ei   GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. . . . . . . 35
            (fi   HSR ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
            (gi   PROCEEDINGS AND DOCUMENTS. . . . . . . . . . . . . . . . . . . . 35
      7.3   INABILITY OF REIT TO SATISFY CONDITIONS PRECEDENT TO CLOSING . . . . . 35
8.    REPRESENTATIONS AND WARRANTIES, COVENANTS, ETC. OF EACH OF THE REIT AND
      THE OPERATING PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . 36
      8.1   ORGANIZATION AND QUALIFICATION; AUTHORITY. . . . . . . . . . . . . . . 36
      8.2   LICENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
      8.3   CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION . . . . . . 37
      8.4   VALIDITY AND BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . 38
      8.5   CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
      8.6   LITIGATION; DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . 38
      8.7   PUBLIC REPORTS; NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . 39
      8.8   PRIVATE OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
      8.9   BROKER'S OR FINDER'S COMMISSIONS . . . . . . . . . . . . . . . . . . . 40
      8.10  INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY; U.S.
              ENTITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40


                                     (iii)

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
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
      8.11  ERISA REQUIREMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . 40
      8.12  CREATION OF PREFERRED STOCK AND PREFERRED UNITS. . . . . . . . . . . . 41
      8.13  OWNERSHIP LIMIT WAIVER.. . . . . . . . . . . . . . . . . . . . . . . . 42
9.    REPRESENTATIONS AND WARRANTIES, COVENANTS, ETC. OF THE PURCHASER . . . . . . 42
      9.1   PURCHASE FOR INVESTMENT; SOURCE OF FUNDS . . . . . . . . . . . . . . . 42
      9.2   VALIDITY AND BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . 42
      9.3   CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION . . . . . . 43
      9.4   LITIGATION; DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . 43
10.   ADDITIONAL COVENANTS OF THE REIT . . . . . . . . . . . . . . . . . . . . . . 43
      10.1  DELIVERY OF INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . 43
      10.2  NO IMPAIRMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
      10.3  RESERVATION OF SHARES OF PREFERRED STOCK AND REIT COMMON STOCK . . . . 44
      10.4  COMPLIANCE WITH LAWS UPON ISSUANCE . . . . . . . . . . . . . . . . . . 45
      10.5  HART-SCOTT-RODINO ACT COMPLIANCE . . . . . . . . . . . . . . . . . . . 45
      10.6  PREFERRED STOCK OR REIT COMMON STOCK TO BE DULY AUTHORIZED AND
              ISSUED, FULLY PAID AND NON-ASSESSABLE. . . . . . . . . . . . . . . . 45
      10.7  TRANSFER TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
      10.8  SHAREHOLDER RIGHTS PLAN. . . . . . . . . . . . . . . . . . . . . . . . 46
      10.9  BUSINESS COMBINATION STATUTE, CONTROL SHARE STATUTE. . . . . . . . . . 46
      10.10 FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . 46
11.   RESTRICTIONS ON TRANSFER.. . . . . . . . . . . . . . . . . . . . . . . . . . 46
      11.1  RESTRICTIVE LEGENDS. . . . . . . . . . . . . . . . . . . . . . . . . . 46
      11.2  NOTICE OF TRANSFER; OPINIONS OF COUNSEL. . . . . . . . . . . . . . . . 47
      11.3  NO RESTRICTIVE LEGENDS.. . . . . . . . . . . . . . . . . . . . . . . . 48
12.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
      12.1  INDEMNIFICATION; EXPENSES, ETC.. . . . . . . . . . . . . . . . . . . . 48
      12.2  ASSIGNABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
      12.3  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . 50
      12.4  USE OF DEPOSITARY SHARES . . . . . . . . . . . . . . . . . . . . . . . 50
      12.5  TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 50
      12.6  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SEVERABILITY . . . . . . . 50
      12.7  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
      12.8  NO WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
      12.9  AMENDMENTS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
      12.10 FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . . . 52
      12.11 ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
      12.12 DESCRIPTIVE HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . 52
      12.13 GENDER, NUMBER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
      12.14 SATISFACTION REQUIREMENT . . . . . . . . . . . . . . . . . . . . . . . 52
      12.15 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
      12.16 EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53


                                      (iv)

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
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
      12.17 COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
      12.18 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . . . . . . . . . . . 53










                                      (v)

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                                      (vi)

                                       EXHIBITS

EXHIBIT A   --    Form of Initial Warrant
EXHIBIT B   --    Form of Opinion of REIT Counsel
EXHIBIT C   --    Form of Registration Rights Agreement
EXHIBIT D   --    Form of Management Rights Letter
EXHIBIT E   --    Form of Tax Representation Letter
EXHIBIT F   --    Ownership Waiver Letter
EXHIBIT G   --    Certificate of Amendment to the Amended and Restated Articles
                  of Incorporation relating to creation of Series A Cumulative
                  Preferred Shares, Series 1999-A
EXHIBIT H   --    Amendment to Amended and Restated Agreement of Limited
                       Partnership of Boykin Hotel Properties, L.P.

                                      SCHEDULES

                  Boykin Disclosure Letter





                                     (vii)

                           STOCK PURCHASE OPTION AGREEMENT


      STOCK PURCHASE OPTION AGREEMENT dated as of February 1, 1999 by and among Boykin Lodging Company, an Ohio corporation ( the "REIT"), Boykin Hotel Properties, L.P., an Ohio limited partnership (the "Operating Partnership"), and AEW Partners III, L.P., a Delaware limited partnership (the "Purchaser"). Unless otherwise defined, capitalized terms used in this Agreement are defined in Section 1; references to an "Exhibit" are, unless otherwise specified, to an Exhibit attached to this Agreement; references to a "Section" are, unless otherwise specified, to a section of this Agreement.

      WHEREAS, the Operating Partnership and the Purchaser have formed, and are the sole members of, Boykin/AEW LLC, a Delaware limited liability company (the "Joint Venture");

      WHEREAS, concurrently herewith, the Operating Partnership and the Purchaser have entered into that certain Limited Liability Company Agreement of the Joint Venture (the "Joint Venture Agreement") for the purpose of setting forth their respective rights, obligations and duties regarding the Joint Venture;

      WHEREAS, the REIT's general partnership interest in the Operating Partnership constitutes substantially all of the REIT's assets and the REIT conducts substantially all of its business through the Operating Partnership;

      WHEREAS, the REIT desires to provide the Purchaser with certain options to purchase Capital Stock in the REIT and with the right to receive Capital Stock in the REIT in lieu of cash owed to it by the Operating Partnership pursuant to certain rights set forth in the Joint Venture Agreement; and

      WHEREAS, the Purchaser desires to grant the REIT and the Operating Partnership the right to substitute Capital Stock in the REIT for cash owed to the Purchaser by the Operating Partnership in certain circumstances.

      In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the REIT, the Operating Partnership and the Purchaser hereby agree with each other as follows:

      1.    DEFINITIONS

            In addition to any terms defined elsewhere herein, as used in this Agreement, the following terms have the respective meanings set forth below:

      "Accountants" shall have the meaning ascribed thereto in the Joint Venture Agreement.

      "Additional Capital" means the aggregate amount (expressed in dollars) of all Contributions by the Purchaser to the Joint Venture of Preservation Capital and all Contributions by the Purchaser to the Joint Venture effected pursuant to Section 3.7(b) of the Joint Venture Agreement which exceed the sum of (i) $50,000,000 and, (ii) if the Operating Partnership has approved an increase in the Capital Contribution Cap under Section 3.7(a) of the Joint Venture Agreement, an amount equal to the Expansion Capital.

      "Additional Option Exercise Price" means the number (expressed in dollars per share) equal to the quotient determined by dividing (a) Additional Capital, by (b) the sum of the quotients determined by dividing
(i) the amount of each Contribution of Additional Capital that has occurred by (ii) the amount (expressed in dollars per share) equal to 120% of the average last sale price per share of the REIT Common Stock on the NYSE over the thirty (30) days on which the NYSE is open and for which trades in the REIT Common Stock are reported immediately preceding the date that such portion of Additional Capital was contributed to the Joint Venture. The Additional Option Exercise Price shall be subject to adjustment from time to time as provided in Section 6 hereof. In the event that the REIT Common Stock is no longer trading on the NYSE then the Additional Option Exercise Price shall be determined using the prices reported on the exchange or automated quotation system on which the REIT Common Stock then trades.

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such first Person or any of its Subsidiaries, PROVIDED that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

      "Aggregate Trading Value" has the meaning ascribed thereto in Section
6.2 hereof.

      "Agreement" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules, appendices or other attachments thereto.

      "Approvals" has the meaning ascribed thereto in Section 7.1(m) hereof.

      "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the REIT, as amended to date and presently in effect.

      "Buy/Sell" means the right set forth in Section 8.4 of the Joint Venture Agreement.

      "Capital Contribution Cap" has the meaning ascribed thereto in the Joint Venture Agreement.

      "Capital Proceeds" has the meaning ascribed thereto in the Joint Venture Agreement.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, participation rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

      "Cash Flow" shall have the meaning ascribed thereto in the Joint Venture Agreement.

      "Certificate of Amendment" means the Certificate of Amendment of the REIT's Articles of Incorporation relating to the creation of the Preferred Stock attached as EXHIBIT G hereto and filed with the Ohio Secretary of State on February 1, 1999.

      "Change in Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the REIT): (i) if any "person" or "group" as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power of the Capital Stock of the REIT (treating as "beneficially owned" all shares of Capital Stock of the REIT that such "person" or "group" may receive upon exchange of units of limited partnership interest in the Operating Partnership held by such "person" or "group"); (ii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the REIT in one transaction or a series of transactions to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group of Persons"); (iii) the REIT consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the REIT (in each case, whether or not in compliance with the terms of this Agreement), in any such event pursuant to a transaction in which immediately after the consummation thereof the stockholders of the REIT immediately prior to the consummation of the transaction shall cease to have the power, directly or indirectly (including by way of a general partnership interest), to vote or direct the voting of securities having in the aggregate at least a majority of the ordinary voting power for the election of the directors of the REIT or its successor; or (iv) the adoption of any plan of liquidation or dissolution of the REIT. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of the Operating Partnership (or any other Subsidiary of the REIT, the REIT's interest in which constitutes all or substantially all of the assets of the REIT), shall be deemed to be the transfer of all or substantially all of the assets of the REIT.

      "Charter Documents" means, with respect to any Person, the certificates or articles of incorporation, by-laws, code of regulations, or other equivalent organizational documents, each as amended and/or restated to date and presently in effect for such Person.

      "Closing" shall have the meaning ascribed thereto in Section 7.1 hereof.

      "Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      "Contributions" has the meaning ascribed thereto in the Joint Venture Agreement.

      "Conversion Multiple" has the meaning ascribed thereto in the Certificate of Amendment, subject to adjustment as provided from time to time following the date hereof, as provided therein.

      "Depositary Agreement" means the Depositary Agreement dated February 1, 1999 between the REIT and National City Bank.

      "Depositary Share" means a fractional interest of one one-hundredth (1/100) of one share of Preferred Stock, as more fully described, and having the rights and privileges and being subject to the limitations set forth, in the Depositary Agreement.

      "Disclosure Letter" has the meaning ascribed thereto in Section 8 hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

      "Exchange Act," means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, as from time to time amended.

      "Exchange Option" has the meaning ascribed thereto in Section 2.1 hereof.

      "Expansion Capital" means the amount (expressed in dollars) equal to the Purchaser's share of any increase in the Capital Contribution Cap that has been approved by the Operating Partnership under Section 3.7(a) of the Joint Venture Agreement.

      "Expansion Capital Warrant" has the meaning ascribed thereto in Section 3.2(a) hereof.

      "Expansion Option Exercise Price" means the dollar amount equal to 120% of the average last sale price per share of the REIT Common Stock on the NYSE over the thirty (30) days on which the NYSE is open and for which trades in the REIT Common Stock are reported immediately preceding the date that the Operating Partnership approved an increase in the Capital Contribution Cap pursuant to Section 3.7(a) of the Joint Venture Agreement, such price being subject to adjustment from time to time as provided in Section 6 hereof. In the event that the REIT Common Stock is no longer trading on the NYSE then the Expansion Option Exercise Price shall be determined using the prices reported on the exchange or automated quotation system on which the REIT Common Stock then trades.

      "Expansion Warrant Amount" has the meaning ascribed thereto in Section 3.2(c) hereof.

      "Expansion Warrant Exercise Price" has the meaning ascribed thereto in
Section 3.2(c) hereof.

      "General Partner's Certificate" means a certificate executed on behalf of the Operating Partnership or the Purchaser by their respective general partners.

      "Governmental Authority" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

      "HSR Act Filing Request" has the meaning ascribed thereto in Section
10.5 hereof.

      "Illegal Transfer Notice" has the meaning ascribed thereto in Section
11.2 hereof.

      "Indemnified Party" means either a REIT Indemnified Party or a Purchaser Indemnified Party, as the context requires.

      "Indemnifying Party" has the meaning ascribed thereto in Section 12.1(c) hereof.

      "Initial Warrant" has the meaning ascribed thereto in Section 3.1 hereof.

      "Investment Period" has the meaning ascribed thereto in Section 10.2 of the Joint Venture Agreement.

      "Joint Venture" has the meaning ascribed thereto in the introduction hereof.

      "Joint Venture Agreement" has the meaning ascribed thereto in the introduction hereof.

      "License" or Licenses" has the meaning ascribed thereto in Section 8.2 hereof.

      "Lien" means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property or asset of such Person.

      "Losses" has the meaning ascribed thereto in Section 12.1(a) hereof.

      "Management Rights Letter" mean the Management Rights Letter by and between the Purchaser and the REIT.

      "Material Adverse Effect" has the meaning ascribed thereto in Section 8.1(a) hereof.

      "NYSE" means the New York Stock Exchange, Inc.

      "Officer's Certificate" means a certificate executed on behalf of the REIT by the President or Chief Executive Officer of the REIT.

      "Operating Partnership" has the meaning ascribed thereto in the introduction hereof and shall include the Operating Partnership's successors by merger, acquisition, reorganization or otherwise, subject to Section 12.2 hereof.

      "Option Exercise Price" means initially $16.48, subject to adjustment from time to time as provided in Section 6 hereof.

      "Partnership Documents" means partnership, limited partnership, limited liability company and operating agreements with respect to a Person, each as amended and restated to date and presently in effect, and certificates required to be filed in such Person's state of organization or formation.

      "Partnership Interests" means, with respect to any Person, any and all shares, units, interests, participation rights in or other equivalents of such person's interest in the Operating Partnership or any of the Operating Partnership's or the REIT's subsidiary partnerships, limited partnerships or limited liability companies.

      "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

      "Plan Assets Regulation" has the meaning ascribed thereto in Section
8.11 hereof.

      "Preferred Stock" means the Class A Cumulative Preferred Stock, Series 1999-A, without par value, of the REIT, the terms of which are set forth in the Certificate of Amendment.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

      "Purchaser" has the meaning ascribed thereto in the introduction hereof and shall include the Purchaser's successors by assignment, transfer, merger, acquisition, reorganization or otherwise, subject to Section 12.2 hereof.

      "Purchaser's Counsel" means Goodwin, Procter & Hoar LLP or such other nationally-recognized counsel as may be selected by Purchaser in its discretion.

      "Purchaser Indemnified Party" or "Purchaser Indemnified Parties" has the meaning ascribed thereto in Section 12.1(a) hereof.

      "Put/Sale Distribution" means any distribution of Capital Proceeds to the Purchaser from the Joint Venture arising out of the disposition of an asset pursuant to Section 6.4.4 of the Joint Venture Agreement.

      "Registration Rights Agreement" means the registration rights agreement by and between the REIT and the Purchaser in substantially the form attached as EXHIBIT C, as amended or supplemented from time to time in accordance with the terms thereof.

      "REIT" has the meaning ascribed thereto in the introduction hereof and shall include the REIT's successors by merger, acquisition, reorganization or otherwise, subject to Section 12.2 hereof.

      "REIT Common Stock" means the common stock, no par value, of the REIT.

      "REIT Counsel" means Baker and Hostetler LLP, or such other nationally-recognized counsel as may be selected by the REIT in its discretion.

      "REIT Indemnified Party" has the meaning ascribed thereto in Section 12.1(b) hereof.

      "Related Party" has the meaning ascribed thereto in the Joint Venture Agreement.

      "Restricted Security" has the meaning ascribed thereto in Section 11.2 hereof.

      "Return of Capital" means the amount, if any, by which (i) all distributions to the Purchaser by the Joint Venture of Capital Proceeds pursuant to Section 5.3 of the Joint Venture Agreement (other than Put/Sale Distributions), EXCEEDS (ii) the aggregate amount of all distributions of Cash Flow and Capital Proceeds (other than Put/Sale Distributions) necessary to provide the Purchaser with a cumulative annual return on (as opposed to "of") its aggregate Contributions of fifteen percent (15.0%) (determined as if compounded monthly); PROVIDED, HOWEVER, that in no event will the Purchaser be deemed to have received Return of Capital with respect to distributions of Capital Proceeds arising with respect to any particular Property greater than the Contribution made by the Purchaser with respect to such Property; PROVIDED FURTHER that in no event may Return of Capital be less than zero.

      "Return of Expansion Capital" means the amount, if any, by which (i) all distributions to the Purchaser by the Joint Venture of Capital Proceeds pursuant to Section 5.3 of the Joint Venture Agreement (other than Put/Sale Distributions) after such time as the Purchaser's Unrecouped Capital shall equal zero, EXCEEDS (ii) the aggregate amount of all distributions of Cash Flow and Capital Proceeds (other than Put/Sale Distributions) necessary to provide the Purchaser with a cumulative annual return on (as opposed to "of") its aggregate Contributions of fifteen percent (15.0%) (determined as if compounded monthly); PROVIDED, HOWEVER, that in no event will the Purchaser be deemed to have received Return of Expansion Capital with respect to distributions of Capital Proceeds arising with respect to any particular Property greater than the Contribution made by the Purchaser with respect to such Property; PROVIDED FURTHER that in no event may Return of Expansion Capital be less than zero.

      "Return of Additional Capital" means the amount, if any, by which (i) all distributions to the Purchaser by the Joint Venture of Capital Proceeds pursuant to Section 5.3 of the Joint Venture Agreement (other than Put/Sale Distributions) after such time as both Unrecouped Capital and Unrecouped Expansion Capital shall equal zero, EXCEEDS (ii) the aggregate amount of all distributions of Cash Flow and Capital Proceeds (other than Put/Sale Distributions) necessary to provide the Purchaser with a cumulative annual return on (as opposed to "of") its aggregate Contributions of fifteen percent (15.0%) (determined as if compounded monthly); PROVIDED, HOWEVER, that in no event will the Purchaser be deemed to have received Return of Additional Capital with respect to distributions of Capital Proceeds arising with respect to any particular Property greater than the Contribution made by the Purchaser with respect to such Property; PROVIDED FURTHER that in no event may Return of Additional Capital be less than zero.

      "Right of First Offer" means the right set forth in Section 8.2 of the Joint Venture Agreement.

      "Right of First Offer Proceeds" means the amount of Capital Proceeds distributed to the Purchaser from the Joint Venture arising out of the consummation of a Right of First Offer in which the Target Asset consisted of all or substantially all of the properties then owned by the Joint Venture.

      "Rule 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

      "Rule 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

      "SEC Filings" means official filings of the REIT filed with the Commission in accordance with the Securities Act and the Exchange Act with respect to events occurring, or periods ending on or after December 31, 1997.

      "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder, as from time to time amended.

      "Senior Preferred Stock" has the meaning ascribed thereto in Section
8.12 hereof.

      "Subsidiary" and "Subsidiaries" means subsidiary corporations, partnerships, limited partnerships, joint ventures and limited liability companies which are directly or indirectly and wholly or majority owned by the REIT, including, unless the context requires otherwise, the Operating Partnership.

      "Target Asset" has the meaning ascribed thereto in the Joint Venture Agreement.
      "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement, the Management Rights Letter, the Certificate of Amendment, the Depositary Agreement, the Tax Representation Letter, the Initial Warrant, the Expansion Capital Warrant, the Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership attached as EXHIBIT H and any and all agreements, certificates, instruments and other documents contemplated hereby, thereby or executed and delivered in connection herewith or therewith.

      "Unrecouped Capital" means the aggregate amount of all Contributions made by the Purchaser to the Joint Venture LESS (i) any Expansion Capital that has been contributed, LESS (ii) any Additional Capital, LESS (iii) any Return of Capital, and LESS (iv) the amount of any Put/Sale Distribution arising out of the disposition of a Property originally purchased with Contributions other than Expansion Capital or Additional Capital; PROVIDED, HOWEVER, that in no event may Unrecouped Capital be less than zero.

      "Unrecouped Expansion Capital" means the aggregate amount of all Contributions made by the Purchaser to the Joint Venture LESS (i) $50,000,000, LESS (ii) any Additional Capital, LESS (iii) any Return of Expansion Capital, and LESS (iv) the amount of any Put/Sale Distribution arising out of the disposition of a Property originally purchased with Contributions of Expansion Capital; PROVIDED, HOWEVER, that in no event may Unrecouped Expansion Capital be less than zero.

      "Unrecouped Additional Capital" means the aggregate amount of all Additional Capital contributed by the Purchaser to the Joint Venture LESS (i) any Return of Additional Capital and LESS (ii) the amount of any Put/Sale Distribution arising out of the disposition of a Property originally purchased with Contributions of Additional Capital; PROVIDED, HOWEVER, that in no event may Unrecouped Additional Capital be less than zero.

      The definitions set forth above, including but not limited to "Unrecouped Capital," "Return of Capital," "Unrecouped Expansion Capital," "Return of Expansion Capital, "Unrecouped Additional Capital," and "Return of Additional Capital" are intended to grant certain rights relating to shares of Capital Stock in the REIT under the circumstances described in this Agreement and are not to be applied in any manner to (i) impact the book or tax capital account balances of the Operating Partnership or the Purchaser in the Joint Venture, or (ii) impact the distributions upon liquidation of the Joint Venture, which the parties agree shall be PARI PASSU in accordance with their positive capital account balances.

      20    OPTION TO PURCHASE PREFERRED STOCK IN EXCHANGE FOR JOINT VENTURE
INTEREST

            2.1 GRANT OF EXCHANGE OPTION. The REIT, in consideration of Ten Dollars ($10.00) paid to it by the Purchaser and other good and valuable consideration, hereby grants to the Purchaser the option to purchase, subject to the provisions of this Agreement, that number of fully paid and nonassessable shares of Preferred Stock determined in accordance with Section
2.3 below in exchange for the entire amount of the limited liability company interests in the Joint Venture then held by the Purchaser (this option being hereinafter referred to as the "Exchange Option").

            2.2 VESTING OF EXCHANGE OPTION. Subject to Section 2.6(b) below, the Exchange Option may be exercised by the Purchaser:

                  (a)   at any time on or after the later to occur of either
(i) the expiration or termination of the Investment Period, or (ii) the first anniversary of the date hereof;

                  (b) following the initiation by the Operating Partnership of the Right of First Offer if the Target Asset offered thereby consists of 75% or more of the properties then owned by the Joint Venture (determined by number of properties) or the initiation by the Operating Partnership of the Buy/Sell; or

                  (c) immediately preceding the consummation or occurrence of a Change in Control of the REIT.

            2.3 DETERMINATION OF SHARES UNDERLYING EXCHANGE OPTION. Upon exercise of the Exchange Option, the Purchaser shall be entitled to receive that number of shares of Preferred Stock determined by DIVIDING (a) the sum of (x) the quotient obtained by dividing (i) Unrecouped Capital, by (ii) the Option Exercise Price AND (y) if the Operating Partnership has approved an increase in the Capital Contribution Cap under Section 3.7(a) of the Joint Venture Agreement, the quotient obtained by dividing (i) Unrecouped Expansion Capital, by (ii) the Expansion Option Exercise Price AND (z) if any Additional Capital has been contributed, the quotient obtained by dividing
(i) Unrecouped Additional Capital, by (ii) the Additional Option Exercise Price, BY (b) the Conversion Multiple, and, if necessary, rounding the resulting number of shares to the next highest one one-hundredth (1/100) of a share.

            2.4 RIGHT OF REIT TO SUBSTITUTE REIT COMMON STOCK IN EXCHANGE OPTION. In lieu of delivering shares of Preferred Stock upon exercise of the Exchange Option, the REIT may elect, at its sole option, to satisfy its obligations under the Exchange Option by delivering to the Purchaser either:

                  (a) that number of shares of REIT Common Stock determined by MULTIPLYING (i) the number of shares of Preferred Stock determined pursuant to Section 2.3 above to which the Purchaser would be otherwise entitled BY (ii) the Conversion Multiple, and, if necessary, rounding the resulting number of shares to the next highest whole number; or

                  (b) a combination of shares of REIT Common Stock and Preferred Stock determined as follows: (x) shares of REIT Common Stock up to that number of shares that, upon delivery, would result in the Purchaser beneficially owning nine percent (9.0%) of the total number of outstanding shares of REIT Common Stock (determined pursuant to Section 13(d) of the Exchange Act or Division C of Article Fourth of the Articles of Incorporation, whichever is more restrictive), and (y) a number of shares of Preferred Stock equal to the quotient obtained by DIVIDING (A) the amount, if any, by which the aggregate number of shares of REIT Common Stock determined in accordance with Section 2.4(a) above exceeds the number of shares of REIT Common Stock determined by clause (x) above BY (B) the Conversion Multiple and, if necessary, rounding the resulting number of shares to the next highest one one-hundredth (1/100) of a share.

Notwithstanding anything in this Agreement to the contrary, the REIT may not make an election to deliver any shares of REIT Common Stock in lieu of Preferred Stock pursuant to this Section 2.4 if such election would cause the REIT to be unable to satisfy the conditions set forth in Section 7.1 hereof in a timely manner.

            2.5   PROCEDURE FOR EXERCISING THE EXCHANGE OPTION; CLOSING.

                  (a) In order to exercise the Exchange Option, the Purchaser shall deliver to the REIT a written notice of exercise, duly executed by the Purchaser, which notice shall (i) indicate that the Purchaser is exercising the Exchange Option and (ii) specify the number of shares of Preferred Stock to be issued pursuant to such exercise. Within ten (10) business days of receiving such notice of election, the REIT shall notify the Purchaser if it disagrees with the Purchaser's determination of the number of shares of Preferred Stock to be issued pursuant to the exercise of the Exchange Option and/or if it is electing to deliver any shares of REIT Common Stock in lieu of Preferred Stock, in which case, the REIT's notice shall specify the number of shares of REIT Common Stock and/or Preferred Stock to be issued pursuant to this Section. In the event that the parties disagree as to the correct number of shares of Preferred Stock and/or REIT Common Stock, as applicable, to be delivered pursuant to this Section 2, the parties agree to cooperate in good faith and use their respective best efforts to resolve the correct determination under Section 2.3 or Section 2.4 hereof, as applicable, as promptly as possible. If the parties cannot reach agreement by the sixteenth (16th) business day following the REIT's receipt of the notice of exercise, the determination will be referred to the Accountants (or such other Person unaffiliated with either party as the parties mutually agree) and the parties agree to be bound by such Person's determination.

                  (b) Subject to the satisfaction of the conditions set forth in Section 7 hereof, the exercise of the Exchange Option shall be consummated at a Closing to be held at the offices of Purchaser's Counsel, or at such other place as may be mutually acceptable to the parties, on the later of the tenth (10th) business day following the REIT's receipt of the notice of exercise or the earliest date upon which all of the applicable conditions to Closing set forth in Section 7 hereof have been satisfied but in no event later than the sixtieth (60th) day following the REIT's receipt of the notice of exercise. At the Closing, the REIT will execute or cause to be executed and deliver or cause to be delivered to the Purchaser a certificate or certificates representing the shares of Preferred Stock and/or REIT Common Stock, as applicable, to be sold and purchased in accordance with
Section 2.3 or Section 2.4, as applicable, against delivery of the entire amount of limited liability company interests in the Joint Venture then held by the Purchaser. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Purchaser shall request in the notice of exercise and shall be registered in the name of the Purchaser or such other name as shall be designated in the notice of exercise. The shares of Preferred Stock and/or REIT Common Stock, as applicable, represented by such certificate or certificates shall be deemed to be issued, and the Purchaser (or any other Person designated as the registered holder) shall be deemed to have become a holder of record of such shares of Preferred Stock and/or REIT Common Stock, as applicable, for all purposes, as of the Closing. The issuance of certificates for shares of Preferred Stock and/or REIT
Common Stock, as applicable, shall be made without charge to the Purchaser for any issuance tax in respect thereof or other cost incurred by the REIT or the Operating Partnership in connection with such exercise and the related issuance of the shares of Preferred Stock and/or REIT Common Stock, as applicable. Unless otherwise provided in this Agreement, all other costs incurred in connection with the consummation of the exercise of the Exchange Option shall be borne by the party that actually incurred such costs.

                  (c) In addition to the satisfaction of the conditions to Closing set forth in Section 7 hereof, the Operating Partnership, in its capacity as a member of the Joint Venture, agrees to (i) deliver to the Purchaser at or prior to the Closing contemplated in Section 2.5(b) above its consent, in writing, to the transfer of the Purchaser's limited liability company interests to the REIT pursuant to the exercise of the Exchange Option in accordance with Section 8.1 of the Joint Venture Agreement and to take all further action necessary to effectuate the transfer and the Purchaser's simultaneous withdrawal from the Joint Venture, and (ii) obtain for the benefit of the Purchaser releases from any and all monetary or other guaranties (including, without limitation, hazardous substances indemnities and the like) given by the Purchaser to third party lenders; PROVIDED, HOWEVER, that, if following the exercise of commercially reasonable efforts the Operating Partnership is unable to obtain releases from all such guaranties, then the Operating Partnership shall provide to the Purchaser indemnities reasonably satisfactory to the Purchaser to address the contingent liability contained in such unreleased guaranties.

            2.6   RIGHT OF FIRST OFFER AND BUY/SELL.

                  (a) In the event that the Purchaser has exercised the Exchange Option and, prior to such exercise, either member of the Joint Venture has duly initiated (i) the Right of First Offer (unless the non-initiating member has declined to purchase the Target Asset so offered, in which event Section 2.6(b) below shall apply), or (ii) the Buy/Sell, then such Right of First Offer or Buy/Sell, as applicable, shall be deemed terminated immediately upon the REIT's receipt of the Purchaser's notice of exercise relating to the Exchange Option and the parties shall take no further actions in connection with the procedures under the Joint Venture Agreement for effectuating such Right of First Offer or Buy/Sell, as applicable. The parties further agree not to initiate the Right of First Offer or the Buy/Sell subsequent to the Purchaser's exercise of the Exchange Option.

                  (b) In the event that the Purchaser has exercised the Exchange Option and, prior to such exercise, either member of the Joint Venture has initiated the Right of First Offer and the non-initiating party has declined to purchase the Target Asset so offered, then the initiating party may continue its efforts to sell such Target Asset on the offered terms; PROVIDED, HOWEVER, that the parties shall prevent the Joint Venture from distributing any Capital Proceeds arising with respect to the sale of such Target Asset until the Purchaser's exercise of the Exchange Option has been consummated. Notwithstanding the foregoing, if (i) the Purchaser is the initiating party under the Right of First Offer, (ii) the Target Asset consists of 75% or more of the properties then owned by the Joint Venture (determined by number of properties), and (iii) the Joint Venture has entered into a contract with a third party for the sale of such Target Asset, then the Purchaser may not exercise the Exchange Option until the earlier of the termination of the contract relating to the sale of the Target Asset or the consummation of the sale thereunder and the distribution of the Capital Proceeds therefrom.

            2.7 RIGHTS UPON A CHANGE IN CONTROL. If, prior to the expiration or termination of the Investment Period, the REIT enters into an agreement that contemplates a Change in Control of the REIT or a Change in Control of the REIT otherwise occurs, then the Purchaser shall have the right to purchase up to that number of fully paid and nonassessable shares of Preferred Stock determined below for cash prior to the consummation or occurrence of such Change in Control. This right shall be in addition to, and not in limitation of, or otherwise dependent on, any other rights of the Purchaser under this Agreement.

      The Purchaser shall have the right to purchase up to that number of shares of Preferred Stock equal to the sum of (a) the quotient obtained by DIVIDING (i) the amount, if any, by which $30,000,000 exceeds the aggregate amount of all Contributions made by the Purchaser to the Joint Venture, BY
(ii) the product of the Option Exercise Price multiplied by the Conversion Multiple, and (b) if the Operating Partnership has approved an increase in the Capital Contribution Cap under Section 3.7(a) of the Joint Venture Agreement, the quotient obtained by DIVIDING (i) the amount, if any, by which sixty percent (60%) of the Expansion Capital exceeds the aggregate amount of all Contributions of Expansion Capital made by the Purchaser to the Joint Venture, BY (ii) the product of the Expansion Option Exercise Price multiplied by the Conversion Multiple and, if necessary, rounding the resulting number of shares to the next highest one one-hundredth (1/100) of a share. The per share exercise price payable by the Purchaser in order to exercise this right shall be (x) with respect to the purchase of shares determined pursuant to clause (a) above, the Option Exercise Price multiplied by the Conversion Multiple and (y) with respect to the purchase of shares determined pursuant to clause (b) above, the Expansion Option Exercise Price multiplied by the Conversion Multiple.

      In connection with the right to purchase shares of Preferred Stock under this Section 2.7, the REIT shall have the same rights with respect to the delivering of REIT Common Stock or a combination of REIT Common Stock and Preferred Stock as set forth in Section 2.4. The REIT shall deliver to the Purchaser a notice of a proposed Change in Control promptly after the execution of a definitive agreement with respect to such Change in Control, or if there is no such definitive agreement, promptly after approval by the REIT's Board of Directors or other similar official corporate action but in no event less than ten (10) business days prior to the consummation or occurrence of such Change in Control. The Purchaser shall deliver notice of its intent to exercise this right within ten (10) business days following the receipt of such notice from the REIT. Any notice of the Purchaser's intent to exercise this right shall be deemed null and void AB INITIO in the event that the contemplated Change in Control is not consummated or does not otherwise occur or the final terms of such Change in Control materially differ from those set forth in the REIT's notice to the Purchaser. In the event that the terms of such Change in Control are materially amended or altered prior to the consummation or occurrence thereof, the REIT shall provide notice to the Purchaser promptly following such amendment or alteration and the Purchaser may elect, within five (5) business days, to rescind its notice of election or to exercise its rights under this Section with respect to the Change in Control as so amended or altered. The procedures for consummating an exercise of this right shall otherwise be substantially similar to the procedures set forth in Sections 2.5 with respect to an exercise of the Exchange Option. Notwithstanding anything in this Agreement to the contrary, the Purchaser's ability to exercise this right shall terminate immediately following the consummation or occurrence of a Change in Control.

      30    WARRANTS TO PURCHASE PREFERRED STOCK WITH UNINVESTED CAPITAL

            3.1   ISSUANCE AND SALE OF INITIAL WARRANT.

                  (a) The REIT has authorized the issuance and sale of a warrant to purchase 12,136 shares of Preferred Stock, subject to adjustment in accordance with the terms of such warrant (the "Initial Warrant"). The Initial Warrant shall be in the form attached hereto as EXHIBIT A. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the REIT agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the REIT, the Initial Warrant as of the date hereof for a purchase price of $500,000 payable in cash by wire transfer of immediately available funds.

                  (b) Subject to the satisfaction of the conditions set forth in Section 7 hereof, the consummation of the purchase and sale of the Initial Warrant shall take place at the offices of Purchaser's Counsel concurrently with the execution of this Agreement. At such Closing, the REIT shall execute, or cause to be executed, and deliver, or cause to be delivered, to the Purchaser the Initial Warrant, dated as of the date hereof and registered in the Purchaser's name, against payment of the purchase price therefor. The Initial Warrant shall be deemed to be issued, and the Purchaser shall be deemed to have become a holder of record of such Initial Warrant for all purposes, as of the Closing contemplated in this Section 3.1(b). The issuance of the Initial Warrant shall be made without charge to the Purchaser for any issuance tax in respect thereof or other cost incurred by the REIT or the Operating Partnership in connection with the issuance thereof. Unless otherwise provided in this Agreement, all other costs incurred in connection with the issuance and sale of the Initial Warrant shall be borne by the party that actually incurred such costs.

                  (c) In addition to any other conditions to issuing Capital Stock of the REIT pursuant to an exercise of the Initial Warrant, the conditions set forth in Section 7.1 hereof shall be required to be satisfied prior to such issuance of Capital Stock so long as the Initial Warrant is held by, and exercised by, the Purchaser under this Agreement; it being understood that the provisions of this Agreement shall not apply to any exercise of the Initial Warrant by any transferee of all or a portion of the Initial Warrant unless such transferee is a permitted transferee of, and has succeeded to, the Purchaser's rights and obligations under this Agreement in accordance with Section 12.2 hereof.

            3.2   EXPANSION CAPITAL WARRANT.

                  (a) Subject to Section 3.2(b), the REIT has authorized the issuance and sale of a warrant to purchase an aggregate number of shares of Preferred Stock determined in accordance with Section 3.2(c) (the "Expansion Capital Warrant"). The Expansion Capital Warrant shall be substantially in the form attached hereto as EXHIBIT A, with such changes as are necessary to effectuate this Section 3.2 or as may agreed upon by the parties. Subject to Section 3.2(b) and the other terms and conditions of this Agreement and in reliance upon the representations and warranties contained herein, the REIT agrees to issue and sell to the Purchaser, and the Purchaser has the right to purchase from the REIT, the Expansion Capital Warrant at the closing date set forth in Section 3.2(e) for a purchase price payable in cash by wire transfer of immediately available funds.

                  (b) Notwithstanding anything in this Agreement to the contrary, the REIT shall have no obligation to issue or sell, and the Purchaser shall have no right to purchase, the Expansion Capital Warrant until such time, if ever, as the Operating Partnership has approved a proposed increase in the Capital Contribution Cap pursuant to Section 3.7(a) of the Joint Venture Agreement.

                  (c) The Expansion Capital Warrant will be exercisable at the Purchaser's option for that number of shares of Preferred Stock determined by DIVIDING (a) an amount (expressed in dollars) equal to forty percent (40%) of the Expansion Capital (the "Expansion Warrant Amount"), BY
(b) the Expansion Option Exercise Price multiplied by the Conversion Multiple (the "Expansion Warrant Exercise Price"), and, if necessary, rounding the quotient to the next highest one one-hundredth (1/100) of a share. The per share exercise price payable by the Purchaser upon any exercise of the Expansion Capital Warrant shall be equal to the Expansion Warrant Exercise Price, subject to adjustment as provided in the Warrant.

                  (d) The parties agree further that the Expansion Capital Warrant will provide for an adjustment to the number of shares of Preferred Stock underlying the Expansion Capital Warrant following Contributions of Expansion Capital prior to the expiration of the Investment Period, substantially similar to the adjustment provisions contained in Section 7.1 of the Initial Warrant. Following such adjustment, the maximum number of shares of Preferred Stock issuable pursuant to the Expansion Capital Warrant shall be determined by MULTIPLYING (a) the quotient obtained by dividing the Expansion Warrant Amount by the Expansion Warrant Exercise Price, BY (b) a fraction, (i) the numerator of which is the Expansion Warrant Amount less the amount, if any, by which all Contributions made by the Purchaser to the Joint Venture pursuant to Expansion Capital exceeds sixty percent (60%) of the Expansion Capital, and (ii) the denominator of which is the Expansion Warrant Amount. In addition, the Expansion Capital Warrant shall provide that the REIT shall pay to the Purchaser an adjustment rebate, similar to that provided for in Section 7.3 of the Initial Warrant, if, prior to the expiration of the Investment Period, the amount of all Contributions made by the Purchaser to the Joint Venture pursuant to Expansion Capital exceeds sixty percent (60%) of the Expansion Capital.

                  (e) Subject to the satisfaction of the conditions set forth in Section 7 hereof, the consummation of the purchase and sale of the Expansion Capital Warrant shall take place at the offices of Purchaser's Counsel on a date mutually agreed upon by the parties, but in no event later than the tenth (10th) business day following the Operating Partnership's approval of an increase in the Capital Contribution Cap in accordance with
Section 3.7(a) of the Joint Venture Agreement. At such Closing, the REIT shall execute, or cause to be executed, and deliver, or cause to be delivered, to the Purchaser the Expansion Capital Warrant, dated as of the date of the Closing and registered in the Purchaser's name (or such other name as the Purchaser shall designate), against payment of the purchase price therefor. The purchase price for the Expansion Capital Warrant shall be $500,000; PROVIDED, HOWEVER, that the purchase price shall be reduced proportionately to the extent that the Expansion Warrant Amount is less than $20,000,000. The Expansion Capital Warrant shall be deemed to be issued, and the Purchaser (or any other person designated as the registered holder) shall be deemed to have become a holder of record of such Expansion Capital Warrant for all purposes, as of the Closing contemplated in this Section 3.2(e). The issuance of the Expansion Capital Warrant shall be made without charge to the Purchaser for any issuance tax in respect thereof or other cost incurred by the REIT or the Operating Partnership in connection the issuance thereof. Unless otherwise provided in this Agreement, all other costs incurred in connection with the issuance and sale of the Expansion Capital Warrant shall be borne by the party that actually incurred such costs.

                  (f) In addition to any other conditions to issuing Capital Stock of the REIT pursuant to an exercise of the Expansion Capital Warrant, the conditions set forth in Section 7.1 hereof shall be required to be satisfied prior to such issuance of Capital Stock so long as the Expansion Capital Warrant is held by, and exercised by, the Purchaser under this Agreement; it being understood that the provisions of this Agreement shall not apply to any exercise of the Expansion Capital Warrant by any transferee of all or a portion of the Expansion Capital Warrant unless such transferee is a permitted transferee of, and has succeeded to, the Purchaser's rights and obligations under this Agreement in accordance with Section 12.2 hereof.

      40    RIGHT TO SUBSTITUTE PREFERRED STOCK AS CURRENCY

            4.1 RIGHT OF PURCHASER TO REQUIRE PAYMENT IN PREFERRED STOCK. In the event that, pursuant to the Buy/Sell or otherwise, the Operating Partnership at any time becomes the buyer of all or substantially all of the Purchaser's limited liability company interest in the Joint Venture, the Purchaser shall have the right, in its sole discretion, to require the REIT to assume the Operating Partnership's obligations as buyer and to receive the consideration due to the Purchaser in a combination of cash and Preferred Stock determined as follows. First, the Purchaser shall determine the portion of the purchase price ("P") to be received by it in cash ("C"). The REIT shall pay such amount C in cash in accordance with the terms of the Joint Venture Agreement. Second, the Purchaser shall calculate the remaining portion of the purchase price P ("PCP"). PCP shall equal the remainder of P MINUS C, subject to the limitation described in (a) below, if applicable. Third, the Purchaser shall determine the method of calculating the number of shares of Preferred Stock ("S") to be received by it with respect to the PCP.
 The Purchaser may, in its sole discretion, choose EITHER (a) or (b) below as the method to make such calculation.

                  (a) The Purchaser may elect to receive a number of shares S determined by the following formula (and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share):

                  S = (PCP DIVIDED BY Effective Exercise Price) DIVIDED BY Conversion Multiple

                  For the purposes of this Section 4.1(a), "EFFECTIVE EXERCISE PRICE" means the amount (expressed in dollars) determined by the following formula:

                  (Unrecouped Capital + Unrecouped Expansion Capital + Unrecouped Additional Capital) DIVIDED BY [(Unrecouped Capital DIVIDED BY Option Exercise Price) + (Unrecouped Expansion Capital DIVIDED BY Expansion Option Exercise Price) + (Unrecouped Additional Capital DIVIDED BY Additional Option Exercise Price)]

                  Notwithstanding the foregoing, however, in the event the Purchaser elects the method set forth in this subsection (a) to calculate S, PCP may not exceed the aggregate amount (expressed in dollars) of the sum of
(i) Unrecouped Capital, (ii) Unrecouped Expansion Capital and (iii) Unrecouped Additional Capital. The number of shares S to which the Purchaser is entitled pursuant to this Section 4.1(a) shall be determined immediately prior to the sale of all or substantially all of the Purchaser's limited liability company interests pursuant to the Buy/Sell or otherwise, without taking into account the effect of such sale on the calculation hereunder.

                  (b) The Purchaser may elect to receive a number of shares S determined by the following formula (and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share):

                  S = (PCP DIVIDED BY Adjusted Stock Price) DIVIDED BY Conversion Multiple

                  For the purposes of this Section 4.1(b), "ADJUSTED STOCK PRICE" means a dollar amount equal to 97% of the average last sale price per share of the REIT Common Stock on the NYSE over the twenty-one (21) days on which the NYSE is open and for which trades in the REIT Common Stock are reported immediately preceding the date that the Purchaser delivers notice of its election to receive Preferred Stock (adjusted to take into account any splits, combinations, reclassifications, or other changes in the REIT's capitalization that occur during such period). In the event that the REIT Common Stock is no longer trading on the NYSE then the Adjusted Stock Price shall be determined using the prices reported on the exchange or automated quotation system on which the REIT Common Stock then trades.

                  (c) In lieu of delivering shares of Preferred Stock upon the Purchaser's election under this Section 4.1, the REIT may elect, at its sole option, to satisfy its obligations under this Section 4.1 by delivering to the Purchaser either:

                        (i) that number of shares of REIT Common Stock determined by MULTIPLYING (i) the number of shares of Preferred Stock determined pursuant to Section 4.1(a) or (b), as applicable, to which the Purchaser would be otherwise entitled BY (ii) the Conversion Multiple, and, if necessary, rounding the resulting number of shares to the next highest whole number; or

                        (ii) a combination of shares of REIT Common Stock and Preferred Stock determined as follows: (x) shares of REIT Common Stock up to that number of shares that, upon delivery, would result in the Purchaser beneficially owning nine percent (9.0%) of the total number of outstanding shares of REIT Common Stock (determined pursuant to Section 13(d) of the Exchange Act or Division C of Article Fourth of the Articles of Incorporation, whichever is more restrictive), and (y) a number of shares of Preferred Stock equal to the quotient obtained by DIVIDING (A) the amount, if any, by which the aggregate number of shares of REIT Common Stock determined in accordance with Section 4.1(c)(i) above exceeds the number of shares of REIT Common Stock determined by clause (x) above BY (B) the Conversion Multiple and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share.

Notwithstanding anything in this Agreement to the contrary, the REIT may not make an election to deliver any shares of REIT Common Stock in lieu of Preferred Stock pursuant to this Section 4.1(c) if such election would cause the REIT to be unable to satisfy the conditions set forth in Section 7.1 hereof in a timely manner.

                  (d) In order to receive Preferred Stock or REIT Common Stock, as applicable, under this Section 4.1, the Purchaser shall deliver to the REIT and the Operating Partnership a written notice of election, duly executed by the Purchaser, within ten (10) business days following the determination that the REIT or the Operating Partnership will be the purchaser of all or substantially all of the Purchaser's limited liability company interest in the Joint Venture under the Buy/Sell or otherwise. Such notice shall (i) indicate that it is exercising its rights under this Section
4.1 and (ii) specify the number of shares of Preferred Stock to be issued and the related calculation under Section 4.1(a) or (b), whichever is elected by the Purchaser in such notice. Within ten (10) business days of receiving such notice of election, the REIT shall notify the Purchaser if it disagrees with the Purchaser's determination of the number of shares of Preferred Stock to be issued pursuant to the exercise of the Purchaser's rights under this
Section 4.1 and/or if it is electing to deliver any shares of REIT Common Stock in lieu of Preferred Stock, in which case, the REIT's notice shall specify the number of shares of REIT Common Stock and/or Preferred Stock to be issued pursuant to Section 4.1(c). In the event that the parties disagree as to the correct number of shares of Preferred Stock and/or REIT Common Stock, as applicable, to be delivered pursuant to this Section 4.1, the parties agree to cooperate in good faith and use their respective best efforts to resolve the appropriate determination under Section 4.1(a), (b) or
(c) as applicable as promptly as possible. If the parties cannot reach agreement by the sixth (6th) business day following the REIT's receipt of the notice of election, the determination will be referred to the Accountants (or such other Person unaffiliated with either party as the parties mutually agree) and the parties agree to be bound by such Person's determination.

                  (e) The shares of Preferred Stock and/or REIT Common Stock, as applicable, will be issued at the Closing to be held in accordance with the provisions of the Buy/Sell, or such other procedures as may be agreed upon by the parties; PROVIDED, HOWEVER, that, in addition to any conditions in the Joint Venture Agreement, the conditions set forth in
Section 7 hereof shall be required to be satisfied prior to such Closing. At the Closing, the REIT will execute or cause to be executed and deliver or cause to be delivered to the Purchaser a certificate or certificates representing the shares of Preferred Stock and/or REIT Common Stock, as applicable, to be sold and purchased in accordance with Section 4.1(a), (b) or (c), as applicable, against delivery of the consideration to be paid by the Purchaser pursuant to the terms of the Joint Venture Agreement. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Purchaser shall request in the notice and shall be registered in the name of the Purchaser or such other name as shall be designated in the notice. The shares of Preferred Stock and/or REIT Common Stock, as applicable, represented by such certificate or certificates shall be deemed to be issued, and the Purchaser (or any other person designated as the registered holder) shall be deemed to have become a holder of record of such shares of Preferred Stock and/or REIT Common Stock, as applicable, for all purposes, as of the Closing. The issuance of certificates for shares of Preferred Stock and/or REIT Common Stock, as applicable, shall be made without charge to the Purchaser for any issuance tax in respect thereof or other cost incurred by the REIT or the Operating Partnership in connection with such exercise and the related issuance of the shares of Preferred Stock and/or REIT Common Stock, as applicable. Unless otherwise provided in this Agreement or the Joint Venture Agreement, all other costs incurred in connection with the issuance of the Preferred Stock and/or REIT Common Stock, as applicable, pursuant to this Section 4.1 shall be borne by the party that actually incurred such costs.

            4.2 RIGHT OF PURCHASER TO PURCHASE PREFERRED STOCK WITH THE RIGHT OF FIRST OFFER PROCEEDS. In the event that, pursuant to the Right of First Offer, the Operating Partnership at any time becomes the buyer of all or substantially all of the properties then owned by the Joint Venture, the Purchaser shall have the right to elect to purchase from the REIT a number of shares of Preferred Stock (as determined below) for cash in accordance with the terms of this Section 4.2. The distribution of the Right of First Offer Proceeds and the consummation of such purchase of shares of Preferred Stock shall occur concurrently with the consummation of the sale of the Target Asset pursuant to the Right of First Offer held in accordance with the terms of the Joint Venture Agreement. Upon an election pursuant to this Section 4.2, the Purchaser shall first determine the portion of the Right of First Offer Proceeds that it desires to apply toward the purchase of shares of Preferred Stock ("PCP"), subject to the limitation described in (a) below, if applicable. The Purchaser shall be entitled to receive the remainder of the Right of First Offer Proceeds in accordance with the terms of the Joint Venture Agreement. Second, the Purchaser shall determine the method of calculating the number of shares of Preferred Stock ("S") to be received by it with respect to the PCP. The Purchaser may, in its sole discretion, choose EITHER (a) or (b) below as the method to make such calculation.

                  (a) The Purchaser may elect to receive a number of shares S determined by the following formula (and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share):

                  S = (PCP DIVIDED BY Effective Exercise Price) DIVIDED BY Conversion Multiple

                  For the purposes of this Section 4.2(a), "EFFECTIVE EXERCISE PRICE" means the amount (expressed in dollars) determined by the following formula:

                  (Unrecouped Capital + Unrecouped Expansion Capital + Unrecouped Additional Capital) DIVIDED BY [(Unrecouped Capital DIVIDED BY Option Exercise Price) + (Unrecouped Expansion Capital DIVIDED BY Expansion Option Exercise Price) + (Unrecouped Additional Capital DIVIDED BY Additional Option Exercise Price)]

                  Notwithstanding the foregoing, however, in the event the Purchaser elects the method set forth in this subsection (a) to calculate S, PCP may not exceed the aggregate amount (expressed in dollars) of the sum of
(i) Unrecouped Capital, (ii) Unrecouped Expansion Capital and (iii) Unrecouped Additional Capital. The number of shares S to which the Purchaser is entitled pursuant to this Section 4.2(a) shall be determined immediately prior to the distribution of the Right of First Offer Proceeds, without taking into account the effect of such distribution on the calculation hereunder.

                  (b) The Purchaser may elect to receive a number of shares S determined by the following formula (and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share):

                  S = (PCP DIVIDED BY Adjusted Stock Price) DIVIDED BY
                      Conversion Multiple

                  For the purposes of this Section 4.2(b), "ADJUSTED STOCK PRICE" means a dollar amount equal to 97% of the average last sale price per share of the REIT Common Stock on the NYSE over the twenty-one (21) days on which the NYSE is open and for which trades in the REIT Common Stock are reported immediately preceding the date that the Purchaser delivers notice of its election to receive Preferred Stock (adjusted to take into account any splits, combinations, reclassifications, or other changes in the REIT's capitalization that occur during such period). In the event that the REIT Common Stock is no longer trading on the NYSE then the Adjusted Stock Price shall be determined using the prices reported on the exchange or automated quotation system on which the REIT Common Stock then trades.

                  (c) In lieu of delivering shares of Preferred Stock upon the Purchaser's election under this Section 4.2, the REIT may elect, at its sole option, to satisfy its obligations under this Section 4.2 by delivering to the Purchaser either:

                        (i) that number of shares of REIT Common Stock determined by MULTIPLYING (i) the number of shares of Preferred Stock determined pursuant to Section 4.2(a) or (b), as applicable, to which the Purchaser would be otherwise entitled BY (ii) the Conversion Multiple, and, if necessary, rounding the resulting number of shares to the next highest whole number; or

                        (ii) a combination of shares of REIT Common Stock and Preferred Stock determined as follows: (x) shares of REIT Common Stock up to that number of shares that, upon delivery, would result in the Purchaser beneficially owning nine percent (9.0%) of the total number of outstanding shares of REIT Common Stock (determined pursuant to Section 13(d) of the Exchange Act or Division C of Article Fourth of the Articles of Incorporation, whichever is more restrictive), and (y) a number of shares of Preferred Stock equal to the quotient obtained by DIVIDING (A) the amount, if any, by which the aggregate number of shares of REIT Common Stock determined in accordance with Section 4.2(c)(i) above exceeds the number of shares of REIT Common Stock determined by clause (x) above BY (B) the Conversion Multiple and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share.

Notwithstanding anything in this Agreement to the contrary, the REIT may not make an election to deliver any shares of REIT Common Stock in lieu of Preferred Stock pursuant to this Section 4.2(c) if such election would cause the REIT to be unable to satisfy the conditions set forth in Section 7.1 hereof in a timely manner.

                  (d) In order to receive Preferred Stock and/or REIT Common Stock, as applicable, under this Section 4.2, the Purchaser shall deliver to the REIT and the Operating Partnership a written notice of election, duly executed by the Purchaser, within ten (10) business days following the determination that the Operating Partnerships will be the purchaser under the Right of First Offer of all or substantially all of the properties then owned by the Joint Venture. Such notice shall (i) indicate that it is exercising its rights under this Section 4.2 and (ii) specify the number of shares of Preferred Stock to be issued and the related calculation under Section 4.2(a) or (b), whichever is elected by the Purchaser in such notice. Within ten (10) business days of receiving such notice of election, the REIT shall notify the Purchaser if it disagrees with the Purchaser's determination of the number of shares of Preferred Stock to be issued pursuant to the exercise of the Purchaser's rights under this Section 4.2 and/or if it is electing to deliver any shares of REIT Common Stock in lieu of Preferred Stock, in which case, the REIT's notice shall specify the number of shares of REIT Common Stock and/or Preferred Stock to be issued pursuant to Section 4.2(c). In the event that the parties disagree as to the correct number of shares of Preferred Stock and/or REIT Common Stock, as applicable, to be delivered pursuant to this Section 4.2, the parties agree to cooperate in good faith and use their respective best efforts to resolve the appropriate determination under Section 4.2(a), (b) or (c) as applicable as promptly as possible. If the parties cannot reach agreement by the sixth
(6th) business day following the REIT's receipt of the notice of election, the determination will be referred to the Accountants (or such other Person unaffiliated with either party as the parties mutually agree) and the parties agree to be bound by such Person's determination.

                  (e) The shares of Preferred Stock and/or REIT Common Stock, as applicable, will be issued at the Closing to be held with respect to the consummation of the Right of First Offer; PROVIDED, HOWEVER, that, in addition to any conditions in the Joint Venture Agreement, the conditions set forth in Section 7 hereof shall be required to be satisfied prior to such Closing and the parties agree to cause the Joint Venture to distribute the Right of First Offer Proceeds concurrently with the consummation of the Right of First Offer. At the Closing, the REIT will execute or cause to be executed and deliver or cause to be delivered to the Purchaser a certificate or certificates representing the shares of Preferred Stock and/or REIT Common Stock, as applicable, to be sold and purchased in accordance with Section 4.2(a), (b) or (c), as applicable, against delivery of the purchase price therefor. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Purchaser shall request in the notice and shall be registered in the name of the Purchaser or such other name as shall be designated in the notice. The shares of Preferred Stock and/or REIT Common Stock, as applicable, represented by such certificate or certificates shall be deemed to be issued, and the Purchaser (or any other person designated as the registered holder) shall be deemed to have become a holder of record of such shares of Preferred Stock and/or REIT Common Stock, as applicable, for all purposes, as of the Closing. The issuance of certificates for shares of Preferred Stock and/or REIT Common Stock, as applicable, shall be made without charge to the Purchaser for any issuance tax in respect thereof or other cost incurred by the REIT or the Operating Partnership in connection with such exercise and the related issuance of the shares of Preferred Stock and/or REIT Common Stock, as applicable. Unless otherwise provided in this Agreement or the Joint

Venture Agreement, all other costs incurred in connection with the issuance of the Preferred Stock and/or REIT Common Stock, as applicable, pursuant to this Section 4.2 shall be borne by the party that actually incurred such costs.

            4.3 RIGHT OF REIT TO MAKE PAYMENT IN PREFERRED STOCK OR REIT COMMON STOCK. In the event that (i) the Purchaser initiated the Buy/Sell,
(ii) the Operating Partnership becomes the buyer pursuant to such exercise of the Buy/Sell, and (iii) as of the date thereof, the REIT Common Stock is listed and publicly traded on a national stock exchange, the REIT shall have the right to assume the obligations of the Operating Partnership as buyer and to elect to pay that portion of the consideration payable to the Purchaser in cash after giving effect to any election under Section 4.1 ("Q") in a combination of cash and Preferred Stock determined as follows. First, the REIT shall determine the portion of the amount Q to be paid by it in cash ("C"). The REIT shall pay such amount C in cash in accordance with the terms of the Joint Venture Agreement. Second, the REIT shall calculate the remaining portion of the amount Q ("QCP"). QCP shall equal the remainder of Q MINUS C. Third, the REIT shall calculate the number of shares of Preferred Stock ("S") to be paid by it with respect to the QCP in accordance with
Section 4.3(a) below.

                  (a) The REIT will cause to be issued to the Purchaser a number of shares S determined by the following formula (and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share):

                  S = (QCP DIVIDED BY Adjusted Stock Price) DIVIDED BY
                      Conversion Multiple

                  (b) For the purposes of this Section 4.3, "ADJUSTED STOCK PRICE" means a dollar amount equal to 90% of the average last sale price per share of the REIT Common Stock on the NYSE over the twenty-one (21) days on which the NYSE is open and for which trades in the REIT Common Stock are reported immediately preceding the date that it is determined that the Operating Partnership will be the buyer pursuant to the Buy/Sell (adjusted to take into account any splits, combinations, reclassifications or other changes in the REIT's capitalization that occur during such period); PROVIDED, HOWEVER, that, if, prior to the Operating Partnership's delivery of the responsive notice contemplated in Section 8.4.3 of the Joint Venture Agreement, the REIT and/or the Operating Partnership publicly announces or publicly discloses the fact that the Purchaser has initiated the Buy/Sell, then, at Purchaser's election, the Adjusted Stock Price may be determined based on the twenty-one (21) days on which the NYSE is open and for which trades in the REIT Common Stock are reported immediately preceding the date of such public announcement. In the event that the REIT Common Stock is no longer trading on the NYSE then the Adjusted Stock Price shall be determined using the prices reported on the exchange or automated quotation system on which the REIT Common Stock then trades.

                  (c) In lieu of delivering shares of Preferred Stock upon the Purchaser's election under this Section 4.3, the REIT may elect, at its sole option, to satisfy its obligations under this Section 4.3 by delivering to the Purchaser either:

                        (i) that number of shares of REIT Common Stock determined by MULTIPLYING (i) the number of shares of Preferred Stock determined pursuant to Section 4.3(a) above to which the Purchaser would be otherwise entitled BY (ii) the Conversion Multiple, and, if necessary, rounding the resulting number of shares to the next highest whole number; or

                        (ii) a combination of shares of REIT Common Stock and Preferred Stock determined as follows: (x) shares of REIT Common Stock up to that number of shares that, upon delivery, would result in the Purchaser beneficially owning nine percent (9.0%) of the total number of outstanding shares of REIT Common Stock (determined pursuant to Section 13(d) of the Exchange Act or Division C of Article Fourth of the Articles of Incorporation, whichever is more restrictive), and (y) a number of shares of Preferred Stock equal to the quotient obtained by DIVIDING (A) the amount, if any, by which the aggregate number of shares of REIT Common Stock determined in accordance with Section 4.3(c)(i) above exceeds the number of shares of REIT Common Stock determined by clause (x) above BY (B) the Conversion Multiple and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share.

Notwithstanding anything in this Agreement to the contrary, the REIT may not make an election to deliver any shares of REIT Common Stock in lieu of Preferred Stock pursuant to this Section 4.3(c) if such election would cause the REIT to be unable to satisfy the conditions set forth in Section 7.1 hereof in a timely manner.

                  (d) In order to elect to make payment in Preferred Stock and/or REIT Common Stock under this Section 4.3, the REIT shall deliver to the Purchaser a written notice of election, duly executed by the REIT, within fifteen (15) business days following the earlier of the REIT's receipt of the Purchaser's written notice of election to receive all or a portion of the consideration due to it under Section 4.1 in Preferred Stock or the expiration of the time period in which the Purchaser may make such election under Section 4.1 hereof. Such notice shall (i) indicate that the REIT is exercising its rights under this Section 4.3, (ii) whether the REIT will be issuing Preferred Stock, REIT Common Stock or a combination thereof under this Section 4.3, and (iii) specify the number of shares of Preferred Stock and/or REIT Common Stock, as applicable, to be issued and the related calculation under Section 4.3(a) and/or (c), as applicable. Within two (2) business days of receiving such notice of election, the Purchaser shall notify the REIT if it disagrees with the REIT's determination of the number of shares of Preferred Stock and/or REIT Common Stock, as applicable, to be issued pursuant to the exercise of the REIT's rights under this Section 4.3 and the parties agree to cooperate in good faith and use their respective best efforts to resolve the appropriate determination under this Section 4.3 as promptly as possible. If the parties cannot reach agreement by the sixth
(6th) business day following the Purchaser's receipt of the REIT's notice of election hereunder, the determination will be referred to the Accountants (or such other Person unaffiliated with either party as the parties mutually agree) and the parties agree to be bound by such Person's determination.

                  (e) The shares of Preferred Stock and/or REIT Common Stock, as applicable, will be issued at the Closing to be held in accordance with the provisions of the Buy/Sell; PROVIDED, HOWEVER, that, in addition to any conditions in the Joint Venture Agreement, the conditions set forth in
Section 7 hereof shall be required to be satisfied prior to such Closing. At the Closing, the REIT will execute or cause to be executed and deliver or cause to be delivered to the Purchaser a certificate or certificates representing the shares of Preferred Stock and/or REIT Common Stock, as applicable, to be sold and purchased in accordance with Section 4.3(a) and/or
(c), as applicable, against delivery of the consideration to be paid by the Purchaser under the Joint Venture Agreement. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Purchaser shall request in the notice and shall be registered in the name of the Purchaser or such other name as shall be designated in the notice. The shares of Preferred Stock and/or REIT Common Stock, as applicable, represented by such certificate or certificates shall be deemed to be issued, and the Purchaser (or any other person designated as the registered holder) shall be deemed to have become a holder of record of such shares of Preferred Stock and/or REIT Common Stock, as applicable, for all purposes, as of the Closing. The issuance of certificates for shares of Preferred Stock and/or REIT Common Stock, as applicable, shall be made without charge to the Purchaser for any issuance tax in respect thereof or other cost incurred by the REIT or the Operating Partnership in connection with the issuance of the shares of Preferred Stock and/or REIT Common Stock, as applicable. Unless otherwise provided in this Agreement or the Joint Venture Agreement, all other costs incurred in connection with the issuance of the Preferred Stock and/or REIT Common Stock, as applicable, pursuant to this Section 4.3 shall be borne by the party that actually incurred such costs.

      5. RIGHT TO RECEIVE PREFERRED STOCK IN CONNECTION WITH A PUT/SALE DISTRIBUTION

            5.1 PUT/SALE DISTRIBUTION. Upon each occurrence of a Put/Sale Distribution, the Purchaser shall have the obligation to purchase from the REIT, and the REIT shall have the obligation to issue and sell to the Purchaser, that number of fully paid and nonassessable shares of Preferred Stock determined in accordance with Section 5.2 below in exchange for cash in an amount equal to the Put/Sale Distribution.

            5.2 DETERMINATION OF NUMBER OF SHARES. Pursuant to Section 5.1 above, the Purchaser is entitled to receive, and the REIT is obligated to issue, that number of shares of Preferred Stock determined by DIVIDING (a) the quotient obtained by dividing (i) the applicable Put/Sale Distribution by
(ii)(x) the Option Exercise Price, if the asset giving rise to the Put/Sale Distribution was originally purchased by the Joint Venture with Contributions other than Expansion Capital or Additional Capital, (y) the Expansion Option Exercise Price, if the asset giving rise to the Put/Sale Distribution was originally purchased by the Joint Venture with Contributions of Expansion Capital, or (z) the Additional Option Exercise Price if the asset giving rise to the Put/Sale Distribution was originally purchased with Contributions of Additional Capital BY (b) the Conversion Multiple, and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share.

            5.3 RIGHT OF REIT TO SUBSTITUTE REIT COMMON STOCK. In lieu of delivering shares of Preferred Stock under this Section 5 following a Put/Sale Distribution, the REIT may elect, at its sole option, to satisfy its obligations under this Section 5 by delivering to the Purchaser either:

                  (a) that number of shares of REIT Common Stock determined by MULTIPLYING (i) the number of shares of Preferred Stock determined pursuant to Section 5.2 above to which the Purchaser would be otherwise entitled BY (ii) the Conversion Multiple, and, if necessary, rounding the resulting number of shares to the next highest whole number; or

                  (b) a combination of shares of REIT Common Stock and Preferred Stock determined as follows: (x) shares of REIT Common Stock up to that number of shares that, upon delivery, would result in the Purchaser beneficially owning nine percent (9.0%) of the total number of outstanding shares of REIT Common Stock (determined pursuant to Section 13(d) of the Exchange Act or Division C of Article Fourth of the Articles of Incorporation, whichever is more restrictive), and (y) a number of shares of Preferred Stock equal to the quotient obtained by DIVIDING (A) the amount, if any, by which the aggregate number of shares of REIT Common Stock determined in accordance with Section 5.4(a) above exceeds the number of shares of REIT Common Stock determined in clause (x) above BY (B) the Conversion Multiple and, if necessary, rounding the resulting number to the next highest one one-hundredth (1/100) of a share.

Notwithstanding anything in this Agreement to the contrary, the REIT may not make an election to deliver any shares of REIT Common Stock in lieu of Preferred Stock pursuant to this Section 5 if such election would cause the REIT to be unable to satisfy the conditions set forth in Section 7.1 hereof in a timely manner.

            5.4 CLOSING. Subject to the satisfaction of the conditions set forth in Section 7 hereof, the purchase and sale contemplated in Section 5.1 above shall be consummated at a Closing to be held at the offices of Purchaser's Counsel, or at such other place as may be mutually acceptable to the parties, on the later of the tenth (10th) business day following any Put/Sale Distribution or the earliest date upon which all of the applicable conditions to Closing have been satisfied but in no event later than the sixtieth (60th) day following such Put/Sale Distribution. Within five (5) business days following any Put/Sale Distribution, the REIT shall deliver to the Purchaser notice of its intent to issue Preferred Stock, REIT Common Stock or a combination thereof pursuant to Section 5.3 hereof. At the Closing, the REIT will execute or cause to be executed and deliver or cause to be delivered to the Purchaser a certificate or certificates representing the shares of Preferred Stock and/or REIT Common Stock, as applicable, to be sold and purchased in accordance with Section 5.2 or 5.3, as applicable, against payment of the purchase price therefor. The certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the Purchaser shall request and shall be registered in the name of the Purchaser or such other name as shall be designated by the Purchaser. The shares of Preferred Stock and/or REIT Common Stock, as applicable, represented by such certificate or certificates shall be deemed to be issued, and the Purchaser (or any other Person designated as the registered holder) shall be deemed to have become a holder or record of such shares of Preferred Stock and/or REIT Common Stock, as applicable, for all purposes, as of the Closing. The issuance of certificates for shares of Preferred Stock and/or REIT
Common Stock, as applicable, shall be made without charge to the Purchaser for any issuance tax in respect thereof or other cost incurred by the REIT or the Operating Partnership in connection with the issuance of the shares of Preferred Stock and/or REIT Common Stock, as applicable. Unless otherwise provided in the Agreement, all other costs incurred in connection with the issuance of Peferred Stock and/or REIT Common Stock, as applicable, shall be borne by the party that actually incurred such costs.

      6. ADJUSTMENT TO OPTION EXERCISE PRICE, EXPANSION OPTION EXERCISE PRICE AND ADDITIONAL OPTION EXERCISE PRICE

            6.1   ADJUSTMENTS.  In the event that the REIT shall at any time:

                  (a) issue additional shares of REIT Common Stock as a dividend or other distribution on outstanding shares of REIT Common Stock;

                  (b) issue additional shares of REIT Common Stock pursuant to a reclassification of shares of REIT Common Stock;

                  (c) subdivide the outstanding shares of REIT Common Stock into a greater number of shares of REIT Common Stock; or

                  (d) combine the outstanding shares of REIT Common Stock into a smaller number of shares of REIT Common Stock;

then in each such case (i) the Option Exercise Price shall, simultaneously with the happening of such dividend, subdivision or combination, be adjusted by multiplying the then effective Option Exercise Price by a fraction, the numerator of which shall be the number of shares of REIT Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of REIT Common Stock outstanding immediately after such event, (ii) the Expansion Option Exercise Price shall, simultaneously with the happening of such dividend, subdivision or combination, be adjusted by multiplying the then effective Expansion Option Exercise Price by a fraction, the numerator of which shall be the number of shares of REIT Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of REIT Common Stock outstanding immediately after such event, and (iii) the Additional Option Exercise Price shall, simultaneously with the happening of such dividend, subdivision or combination, be adjusted by multiplying the then effective Additional Option Exercise Price by a fraction, the numerator of which shall be the number of shares of REIT Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of REIT Common Stock outstanding immediately after such event.

            6.2 FURTHER ADJUSTMENTS. In the event that the REIT shall at any time take a record of the holders of the REIT Common Stock for the purpose of entitling them to receive any dividend or other distribution (including without limitation any distribution by way of spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise) of:

                  (a) cash (other than regular quarterly dividends payable out of earnings or earned surplus (plus depreciation and amortization) legally available for the payment of dividends under the laws of the jurisdiction of the REIT, and any special additional dividends made for the purposes of distributing 100% of the REIT's real estate investment trust taxable income);

                  (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever; or

                  (c) any securities convertible into, or warrants or other rights to subscribe for or purchase any evidence of its indebtedness, any shares of its capital stock or any other securities or property of any nature, whether or not the rights to exchange or convert thereunder are immediately exercisable;

then in each such case (i) the Option Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then effective Option Exercise Price by a fraction, the numerator of which shall be the Aggregate Trading Value of the REIT Common Stock at the time of such event less the then fair market value of the cash or other assets, rights, warrants, evidence of indebtedness or other securities so distributed and the denominator of which shall be the Aggregate Trading Value of the REIT Common Stock at the time of such event, (ii) the Expansion Option Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then effective Expansion Option Exercise Price by a fraction, the numerator of which shall be the Aggregate Trading Value of the REIT Common Stock at the time of such event less the then fair market value of the cash or other assets, rights, warrants, evidence of indebtedness or other securities so distributed and the denominator of which shall be the Aggregate Trading Value of the REIT Common Stock at the time of such event, and (iii) the Additional Option Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then effective Additional Option Exercise Price by a fraction, the numerator of which shall be the Aggregate Trading Value of the REIT Common Stock at the time of such event less the then fair market value of the cash or other assets, rights, warrants, evidence of indebtedness or other securities so distributed and the denominator of which shall be the Aggregate Trading Value of the REIT Common Stock at the time of such event. The fair market value of the cash distributed will be equal to the amount of cash distributed and the fair market value of any other assets, rights, warrants, evidence of indebtedness or other securities distributed will be determined in good faith by the Board of Directors of the REIT.

      For the purposes of this Section 6.2, "Aggregate Trading Value" of the REIT Common Stock shall mean the product obtained by MULTIPLYING (A) the average of the last reported sale price per share of REIT Common Stock on the NYSE over the twenty-one (21) days on which the NYSE is open and for which trades in the REIT Common Stock are reported immediately preceding the "ex" date with respect to the dividend or distribution requiring such computation (adjusted to take into account any splits, combinations, reclassifications, or other changes in the REIT's capitalization that occur during such period) BY (B) the total number of shares of REIT Common Stock then outstanding. In the event that the REIT Common Stock is no longer trading on the NYSE then the Aggregate Trading Value shall be determined using the prices reported on the exchange or automated quotation system on which the REIT Common Stock then trades. The term "'ex' date," when used with respect to this Section 6.2, means the business day immediately following the date the REIT takes a record of the holders of the REIT Common Stock for the purpose of entitling them to receive the dividend or distribution set forth in this Section 6.2. In the event that, at any time, the REIT Common Stock is not then traded on an exchange or automated quotation system then "Aggregate Trading Value" shall be determined using the fair market value of a share of REIT Common Stock agreed upon in good faith by the parties.

      Notwithstanding anything in this Section 6.2 to the contrary, the occurrence of a distribution of rights to subscribe for or purchase shares of the REIT's Capital Stock in connection with the adoption of what is commonly referred to as a "shareholder rights plan" by the REIT ("Rights") shall be deemed not to be a distribution of securities, warrants or rights for the purposes of Section 6.2(c) or otherwise give rise to any adjustment of the Option Exercise Price, the Expansion Option Exercise Price or the Additional Option Exercise Price pursuant to this Section 6; PROVIDED, HOWEVER, that in lieu of any adjustment as a result of any such distribution, the REIT shall make sufficient provisions in the shareholder rights agreement to ensure that, in connection with the issuance of any shares of REIT Common Stock pursuant to this Agreement or upon conversion of the Preferred Stock, the Purchaser will be entitled to simultaneously receive Rights in the same amount and manner in which Rights would be received on any new issuance by the REIT at that time of an equal amount of REIT Common Stock.

            6.3 ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. In case the REIT after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the REIT and the REIT shall be the continuing or surviving Person but, in connection with such consolidation or merger, the REIT Common Stock and/or the Preferred Stock, shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer directly or indirectly all or substantially all of its properties or assets to any other Person in one transaction or a series of transactions, or (d) shall effect a capital reorganization or reclassification of the REIT Common Stock and/or the Preferred Stock, then, and in the case of each such transaction, proper provision shall be made so that, upon such time, if ever, that the Purchaser would be entitled to receive shares of Preferred Stock and/or REIT Common Stock under the terms of this Agreement after the consummation of such transaction, the Purchaser shall be entitled to receive, in lieu of the Preferred Stock and/or REIT Common Stock issuable under the terms of this Agreement, the greatest amount of securities, cash or other property to which the Purchaser would actually have been entitled as a shareholder upon such consummation if the Purchaser had received shares of Preferred Stock and/or REIT Common Stock pursuant to this Agreement immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in this Section 6; PROVIDED, HOWEVER, that if (i) a purchase, tender or exchange offer shall have been made to and accepted by more than fifty percent (50%) of the outstanding shares of REIT Common Stock prior to the consummation of a transaction described above and that transaction is consummated, (ii) such purchase, tender or exchange offer shall have been approved by the REIT's Board of Directors, and (iii) the purchaser so designates in a notice given to the REIT on or before the date immediately preceding the final deadline for acceptance of the terms of such purchase, tender or exchange offer, then the Purchaser shall be entitled to receive upon such exercise the greatest amount of securities, cash or other property to which the Purchaser would actually have been entitled as a shareholder if the Purchaser had exercised such rights prior to the expiration of such purchase, tender or exchange offer and accepted such offer, subject to adjustments (from and after the consummation of such purchase, tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 6.

            6.4 OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of this Section 6 hereof are not strictly applicable but the failure to make any adjustment would not fairly protect the rights to receive Preferred Stock and/or REIT Common Stock contained in this Agreement in accordance with the essential intent and principles of such Section, then, in each such case, at the request of the Purchaser, the REIT shall appoint a firm of independent investment bankers of recognized national standing (which shall be completely independent of both the REIT and the Purchaser and shall be reasonably satisfactory to the Purchaser), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 6, necessary to preserve, without dilution, the rights to receive Preferred Stock and/or REIT Common Stock contained in this Agreement. Upon receipt of such opinion, the REIT will promptly mail a copy thereof to the Purchaser and shall make the adjustments described therein.

            6.5 WHEN ADJUSTMENTS SHALL BE MADE. The adjustments required by this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur. An adjustment made pursuant to this paragraph shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a reclassification, subdivision or combination, shall become effective immediately as of the effective date thereof. All adjustments pursuant to this Section 6 affecting the number of shares of REIT Common Stock that the Purchaser may receive pursuant to the terms of this Agreement shall be made without duplication of the provisions for adjustment to the conversion rights of the Preferred Stock contained in the Certificate of Amendment attached as EXHIBIT G hereto with respect to the same transaction.

            6.6 WHEN ADJUSTMENT NOT REQUIRED. If the REIT shall take a record of the holders of the shares of REIT Common Stock for the purpose of entitling them to receive a dividend or distribution of additional shares of REIT Common Stock or other cash or property and shall, thereafter and before such distribution, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            6.7 WHEN ADJUSTMENTS CARRIED FORWARD. No adjustment in the Option Exercise Price, the Expansion Option Exercise Price or the Additional Option Exercise Price in accordance with the provisions of this Section 6 need be made unless such adjustment would amount to a change of at least 1% therein; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section 6.7 shall be carried forward and taken into account in determining whether this Section 6.7 is applicable to any subsequent potential adjustment in the Option Exercise Price, the Expansion Option Exercise Price or the Additional Option Exercise Price.

            6.8 NOTICE OF ADJUSTMENTS. Whenever any adjustment is to be made pursuant to this Section 6, the REIT shall prepare and deliver to the Purchaser a notice, executed by the Chief Financial Officer of the REIT, at least fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments, and (iii) the Option Exercise Price, the Expansion Option Exercise Price and the Additional Option Exercise Price immediately before and immediately after the adjustment.

      7.    CONDITIONS TO CLOSING

            7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AT A CLOSING. The Purchaser's obligation to purchase and pay for the Initial Warrant, the Expansion Capital Warrant or shares of Preferred Stock and/or REIT Common Stock, as applicable, to be issued to it at any closing held for the purpose of consummating (i) the exercise of the Exchange Option, (ii) an exercise of the Initial Warrant or the Expansion Capital Warrant, (iii) a transfer pursuant to the Buy/Sell or otherwise with respect to which either party has made an election pursuant to Section 4.1 or 4.3 hereof, (iv) any purchase or sale in connection with a distribution of Right of First Offer Proceeds with respect to which the Purchaser has made an election pursuant to
Section 4.2 hereof, or (v) any purchase or sale in connection with a Put/Sale Distribution pursuant to Section 5 hereof (each, a "Closing") is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the Purchaser:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the REIT and the Operating Partnership contained in Section 8 hereof shall be true and correct when made and at the time of the Closing, after giving effect to the sale of the Initial Warrant, Expansion Capital Warrant or the shares of Preferred Stock or REIT Common Stock, as applicable, to be issued and the other transactions contemplated to be consummated at the Closing by this Agreement and the other Transaction Documents, except that any representations and warranties that relate to a particular date or period shall be true and correct as of such date or period.

                  (b) PERFORMANCE. The REIT and the Operating Partnership shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

                  (c) CLOSING CERTIFICATES. The REIT and the Operating Partnership shall have delivered to the Purchaser an Officer's Certificate or General Partner's Certificate, as applicable, each dated as of the Closing, certifying that the conditions specified in Sections 7.1(a) and (b) have been fulfilled.

                  (d) OPINION OF COUNSEL. The Purchaser shall have received from REIT Counsel their favorable opinion substantially in the form set forth in EXHIBIT B, addressed to the Purchaser, dated as of the Closing and otherwise satisfactory in substance and form to the Purchaser.

                  (e)    INTENTIONALLY OMITTED.

                  (f) LEGAL INVESTMENT. As of the date of the Closing, the Purchaser's purchase of the Initial Warrant, the Expansion Capital Warrant, or the shares of Preferred Stock and/or REIT Common Stock, as applicable, shall be permitted by the laws and regulations of the jurisdiction to which the Purchaser is subject (including, without limitation, Section 5 of the Securities Act) and shall not be enjoined (temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Purchaser.

                  (g) PROCEEDINGS AND DOCUMENTS. All corporate, partnership and other proceedings contemplated by this Agreement and the other Transaction Documents shall be satisfactory to the Purchaser and the Purchaser's Counsel, and the Purchaser and the Purchaser's Counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or the Purchaser's Counsel may reasonably request.

                  (h) REGISTRATION RIGHTS AGREEMENT. Simultaneously with the execution of this Agreement but in any event prior to the issuance and sale to the Purchaser of the shares of Preferred Stock and/or REIT Common Stock, as applicable, to be purchased by the Purchaser at any Closing, the REIT and the Purchaser shall have duly entered into the Registration Rights Agreement in the form of EXHIBIT C, the Purchaser shall have received a fully-executed counterpart of the Registration Rights Agreement, such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                  (i) MANAGEMENT RIGHTS LETTER. Simultaneously with or prior to the issuance and sale to the Purchaser of any shares of Preferred Stock or REIT Common Stock hereunder at the Closing, the REIT and the Purchaser shall have duly entered into the Management Rights Letter substantially in the form of EXHIBIT D, the Purchaser shall have received a fully-executed counterpart of the Management Rights Letter, such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                  (j) TAX REPRESENTATION LETTER. Simultaneously with or prior to the issuance and sale to the Purchaser of any shares of Preferred Stock and/or REIT Common Stock hereunder at the Closing, the REIT, the Operating Partnership and the Purchaser shall have duly entered into the Tax Representation Letter substantially in the form of EXHIBIT E, the Purchaser shall have received a fully-executed counterpart of the Tax Representation Letter, such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                  (k) OWNERSHIP WAIVER LETTER. Simultaneously with, but in any event prior to, the issuance and sale to the Purchaser of any shares of Preferred Stock and/or REIT Common Stock hereunder at the Closing, the REIT shall have duly entered into the Ownership Waiver Letter substantially in the form of EXHIBIT F, the Purchaser shall have received a fully-executed counterpart of the Ownership Waiver Letter, such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

                  (l) RELATED MATTERS. As of the Closing, each of (i) the REIT's Charter Documents and (ii) the Operating Partnership's Partnership Documents shall not have been modified or amended since the date such documents were last delivered to the Purchaser by the REIT and Operating Partnership, which delivery may be made at any time prior to or at such Closing.

                  (m) NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made after the date hereof by or on behalf of any Governmental Authority, nor shall any decision of any court of competent jurisdiction within the United States have been rendered after the date hereof which, in the Purchaser's reasonable judgment, could materially and adversely affect the shares of Preferred Stock and/or REIT Common Stock to be issued, or the shares of REIT Common Stock issuable upon conversion of the Preferred Stock, or any part thereof as an investment. There shall be no action, suit, investigation or proceeding pending or threatened, against or affecting the Purchaser, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any Governmental Authority which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement and the other Transaction Documents, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and there shall be no valid basis for any such action, proceeding or investigation.

                  (n) GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. The REIT, the Operating Partnership and the Subsidiaries shall have duly applied for and obtained all approvals, orders, licenses, consents and other authorizations (collectively, the "Approvals") from each Governmental Authority, department or body, or pursuant to any agreement to which the REIT, the Operating Partnership and the Subsidiaries is a party or to which it or any of its assets is subject, which may be required in connection with this Agreement and the other Transaction Documents.

                  (o) HSR ACT. The waiting period (and any extension thereof) under the HSR Act applicable to the issuance of any shares of Preferred Stock and/or REIT Common Stock pursuant to this Agreement shall have expired or been terminated.

                  (p) NEW YORK STOCK EXCHANGE LISTING. As of the Closing, the listing of REIT Common Stock on the NYSE shall not have been terminated, nor shall the REIT have been notified that such listing may be terminated or that a termination is contemplated. As of the Closing, the listing of those shares of REIT Common Stock to be issued, or into which the shares of Preferred Stock to issued will be convertible, shall have been approved by the NYSE.

                  (q) ADDITIONAL CERTIFICATES. The Purchaser shall have received a certificate, dated as of the Closing, from each of the Secretary (or Assistant Secretary) of the REIT and the general partner of the Operating Partnership, (i) certifying as true, complete and correct their Charter Documents and Partnership Documents (as appropriate) and resolutions relating to the transactions contemplated hereby attached thereto, (ii) as to the absence of proceedings or other action for dissolution, liquidation or reorganization of any of the REIT, the Operating Partnership or the Subsidiaries, (iii) as to the incumbency and specimen signatures of officers who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby, (iv) as to the effect that certain agreements, instruments and other documents are in the form approved in the resolutions referred to in clause (i) above, and (v) as to certain tax matters regarding each of the REIT and the Operating Partnership.

            7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE REIT AT THE CLOSING. The REIT's obligation to issue the Initial Warrant, the Expansion Capital Warrant or shares of Preferred Stock and/or REIT Common Stock, as applicable, at any Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived in writing at the option of the REIT:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser in Section 9 hereof shall be true and correct when made and, without regard to Section 9.4, at the time of the Closing, after giving effect to the purchase of the Initial Warrant, the Expansion Capital Warrant or the shares of Preferred Stock and/or REIT Common Stock, as applicable, to be issued and the other transactions contemplated to be consummated at the Closing by this Agreement, except that any representations and warranties that relate to a particular date or period shall be true and correct as of such date or period.

                  (b) PERFORMANCE. The Purchaser shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with prior to or at the Closing.

                  (c) CLOSING CERTIFICATE. The Purchaser shall have delivered to the REIT a General Partner's Certificate, dated as of the Closing, certifying that the conditions specified in Sections 7.2(a) and (b) have been fulfilled.

                  (d) NO ADVERSE U.S. LEGISLATION, ACTION OR DECISION. No legislation, order, rule, ruling or regulation shall have been enacted or made after the date hereof by or on behalf of any Governmental Authority, nor shall any decision of any court of competent jurisdiction within the United States have been rendered after the date hereof which, in the REIT's reasonable judgment, could materially and adversely affect the REIT as a result of the sale and issuance of the shares of Preferred Stock and/or REIT Common Stock to be issued, or the shares of REIT Common Stock issuable upon conversion of the Preferred Stock, or any part thereof. There shall be no action, suit, investigation or proceeding pending or threatened, against or affecting the REIT, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any Governmental Authority which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and there shall be no valid basis for any such action, proceeding or investigation.

                  (e) GOVERNMENTAL AND THIRD PARTY PERMITS, CONSENTS, ETC. The Purchaser shall have duly applied for and obtained all Approvals, from each Governmental Authority, or pursuant to any agreement to which the Purchaser is a party or to which it or any of its assets is subject, which may be required in connection with this Agreement and the other Transaction Documents.

                  (f) HSR ACT. The waiting period (and any extension thereof) under the HSR Act applicable to the issuance of any shares of Preferred Stock and/or REIT Common Stock pursuant to this Agreement shall have expired or been terminated.

                  (g) PROCEEDINGS AND DOCUMENTS. All corporate, partnership and other proceedings contemplated by this Agreement and the other Transaction Documents shall be satisfactory to the REIT and the REIT Counsel, and the REIT and the REIT Counsel shall have received all such counterpart originals or certified or other copies of such documents as the REIT or the REIT Counsel may reasonably request.

            7.3 INABILITY OF REIT TO SATISFY CONDITIONS PRECEDENT TO CLOSING. In the event that (a) the REIT fails to satisfy the conditions set forth in Section 7.1 hereof for any reason (i) within sixty (60) days following (x) the REIT's receipt of a notice of exercise under the Exchange Option, (y) the exercise of the Initial Warrant or the Expansion Capital Warrant by the Purchaser, or (z) the occurrence of any Put/Sale Distribution, or (ii) by the date scheduled for consummating a transfer pursuant to the Right of First Offer or the Buy/Sell or otherwise with respect to which either party has made an election under Section 4 hereof, and (b) the Purchaser has satisfied its obligations in Section 10.10 hereof, then, in addition to any other remedies it may have, the Purchaser shall be entitled to receive at the applicable Closing an amount in cash in immediately available funds determined by MULTIPLYING (x) the product of the Conversion Multiple multiplied by the number of shares of Preferred Stock to which the


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

Purchaser would otherwise be entitled (assuming for these purposes that the REIT has elected to deliver Preferred Stock and has not elected to deliver REIT Common Stock or a combination of Preferred Stock and REIT Common Stock) BY (y) the average last sale price per share of the REIT Common Stock on the NYSE over the twenty-one (21) days on which the NYSE is open and for which trades in the REIT Common Stock are reported immediately preceding the date that the Purchaser delivered notice of its exercise of the Exchange Option, the Initial Warrant or the Expansion Capital Warrant or notice of its election to receive Preferred Stock under Section 4.1 or to purchase Preferred Stock under Section 4.2 or, if no such election was made, the date that the REIT delivered notice of its election to make payment in Preferred Stock and/or REIT Common Stock under Section 4.3 or the date upon which any Put/Sale distribution occurred, as applicable (adjusted to take into account any splits, combinations, reclassifications or other changes in the REIT's capitalization that occur during such period). In the event that the REIT Common Stock is no longer trading on the NYSE then the average price shall be determined using the prices reported on the exchange or automated quotation system on which the REIT Common Stock then trades. Without limiting the foregoing, if the REIT can satisfy the conditions set forth in Section 7.1 with respect to a portion, but not all, of the shares of Preferred Stock and/or REIT Common Stock to which the Purchaser is otherwise entitled then the REIT shall be obligated to issue as many shares of Preferred Stock and/or REIT Common Stock, as applicable, as possible while still satisfying the conditions set forth in Section 7.1 and to deliver the remaining portion of consideration in cash in accordance with this Section 7.3.

      8. REPRESENTATIONS AND WARRANTIES, COVENANTS, ETC. OF EACH OF THE REIT AND THE OPERATING PARTNERSHIP. In order to induce the Purchaser to enter into this Agreement, the REIT and the Operating Partnership each hereby jointly and severally represents and warrants and covenants that, with such exceptions as are specifically set forth in a letter delivered by the REIT to the Purchaser prior to the execution of this Agreement (the "Disclosure Letter," which Disclosure Letter shall be appended to and shall be deemed to be part of this Agreement):

            8.1 ORGANIZATION AND QUALIFICATION; AUTHORITY. Each of the REIT, the Operating Partnership and the other Subsidiaries, whether wholly or indirectly owned, is a corporation duly incorporated or partnership, limited partnership or limited liability company duly formed and is validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, has full corporate, partnership or limited liability company power and authority to own and lease its respective properties and carry on its respective business as presently conducted, is duly qualified, registered or licensed as a foreign corporation, partnership, limited partnership or limited liability company to do business and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), assets, business or results of operations of (a "Material Adverse Effect") the REIT and the Subsidiaries on a consolidated basis. The REIT has heretofore made available to Purchaser's Counsel complete


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

and correct copies of the REIT's Charter Documents and the Operating Partnership's Partnership Documents, each as amended and restated to date and as presently in effect.

            8.2 LICENSES. Each of the REIT, the Operating Partnership and the Subsidiaries holds all licenses, franchises, permits, consents, registrations, certificates and other approvals (individually, a "License" and collectively, "Licenses") required for the conduct of its business as now being conducted, and operates in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis. The REIT, the Operating Partnership and each of the Subsidiaries are in compliance with all laws, regulations, orders and decrees applicable to them, except in each case where the failure so to comply would not have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis, or a Material Adverse Effect on the ability of the REIT, the Operating Partnership or any of the Subsidiaries to perform on a timely basis any obligation that they have or will have under any Transaction Document to which they are a party.

            8.3 CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the REIT, the Operating Partnership and the Subsidiaries of the Transaction Documents to which they are a party and all other instruments or agreements to be executed in connection herewith or therewith and, with respect to the REIT, the issuance and sale to (and the purchase hereunder by) the Purchaser of the Initial Warrant, the Expansion Capital Warrant or the Preferred Stock and/or REIT Common Stock pursuant to this Agreement (a) are within the REIT's, the Operating Partnership's and the Subsidiaries' respective corporate, partnership or limited liability company powers; (b) have been duly authorized by all necessary corporate, partnership or limited liability company action on the part of the REIT, the Operating Partnership and each such Subsidiary; (c) do not require any License or Approval (except such as have been obtained); (d) do not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation of any Governmental Authority, (ii) the Charter Documents or Partnership Documents of the REIT, the Operating Partnership or any of the Subsidiaries, (iii) any agreement (or require the consent of any Person under any agreement that has not been made or obtained) to which the REIT, the Operating Partnership or any of the Subsidiaries are a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon the REIT, the Operating Partnership, any of the Subsidiaries or any of their respective properties, except where such contravention, default or violation would not have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis; and (e) do not and will not result in the creation or imposition of any Lien on any asset of the REIT, the Operating Partnership or any of the Subsidiaries, except where the creation or imposition of such Lien would not have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis. The shares of Preferred Stock or REIT Common Stock to be issued at a Closing and the shares of REIT Common Stock issuable upon conversion of the Common Stock have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, free and clear of all liens, encumbrances, equities or claims of any nature whatsoever.

            8.4 VALIDITY AND BINDING EFFECT. Each of the Transaction Documents has been duly executed and delivered by each of the REIT, the Operating Partnership and any Subsidiary which is a party thereto and is a valid and binding agreement of the REIT, the Operating Partnership and any such Subsidiary, as applicable, enforceable against the REIT, the Operating Partnership and any such Subsidiary, as applicable, in accordance with its terms.

            8.5   CAPITALIZATION.

                  (a) As of December 31, 1998, the REIT had 17,044,361 shares of REIT Common Stock and no shares of any other class or series of capital stock issued and outstanding. As of the Closing, upon the issuance to the Purchaser of shares of Preferred Stock or REIT Common Stock, as applicable, in connection with the Exchange Option, any Put/Sale Distribution or an election by either party under Section 4 hereof, such shares of Preferred Stock or REIT Common Stock, as applicable, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights.

                  (b) As of December 31, 1998, the Operating Partnership had 16,335,475 partnership units of limited and general partnership interest issued and outstanding and no partnership units of any other class or series issued and outstanding.

                  (c) Except as disclosed in the SEC Filings or the Operating Partnership's Partnership Documents as provided to the Purchaser, as of the Closing, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character obligating the REIT, the Operating Partnership or the Subsidiaries to issue any securities. As of the Closing, there are no voting trusts or other agreements or understandings to which the REIT, the Operating Partnership or the Subsidiaries are a party with respect to the voting of the Capital Stock or Partnership Interests of the REIT, the Operating Partnership or the Subsidiaries, as the case may be. Except as contemplated by the Registration Rights Agreement, neither the REIT, the Operating Partnership nor any of the Subsidiaries has entered into any agreement to register their equity or debt securities under the Securities Act.
            8.6 LITIGATION; DEFAULTS. There is (a) no action, suit, or proceeding pending or, to the knowledge of the REIT or the Operating Partnership, threatened against or affecting the REIT, the Operating Partnership, any of the Subsidiaries, or any properties of any of the foregoing, or (b) to the knowledge of the REIT or the Operating Partnership, no investigation pending against or affecting the REIT, the Operating Partnership, any of the Subsidiaries, or any properties of any of the foregoing before or by any Governmental Authority which (individually or in the aggregate) could reasonably be expected to (i) have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis, or (ii) impair the ability of the REIT, the Operating Partnership or any Subsidiary to perform fully on a timely basis any material obligation which the REIT, the Operating Partnership or any such Subsidiary has or will have under any Transaction Document to which the REIT, the Operating Partnership or any Subsidiary is a party. Neither the REIT, the Operating Partnership nor any Subsidiary is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter Documents or Partnership Documents or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including without limitation, those relating to zoning, city planning or similar matters) applicable to the REIT, the Operating Partnership or any Subsidiary or to which the REIT, the Operating Partnership or any Subsidiary is bound, or to any properties of the REIT, the Operating Partnership or any Subsidiary, except in each case to the extent that such violations or defaults, individually or in the aggregate, would not (a) affect the validity of any Transaction Document, (b) have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis, or (c) impair the ability of the REIT, the Operating Partnership or any Subsidiary to perform fully on a timely basis any material obligation which the REIT, the Operating Partnership or any Subsidiary has or will have under any Transaction Document to which the REIT, the Operating Partnership or any Subsidiary is a party.

            8.7 PUBLIC REPORTS; NO MATERIAL ADVERSE CHANGE. As of the date of this Agreement each SEC Filing filed since December 31, 1997 complied in all material respects with the requirements of the Securities Act and the Exchange Act and did not when filed contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except as disclosed in the SEC Filings, there has been since September 30, 1998 (i) no adverse change in the condition (financial or other), assets, business, results of operations or prospects of the REIT, the Operating Partnership or any of the Subsidiaries which could have a Material Adverse Effect on the REIT, the Operating Partnership and the Subsidiaries on a consolidated basis, (ii) no obligation or liability (contingent or otherwise) incurred by the REIT, the Operating Partnership or any of the Subsidiaries, other than obligations and liabilities which would not have a Material Adverse Effect on the REIT, the Operating Partnership or on any of the Subsidiaries on a consolidated basis and no mortgage, encumbrance or Lien placed on any of the properties of the REIT, the Operating Partnership or any of the Subsidiaries which remains in existence on the date hereof other than mortgages, encumbrances and Liens incurred in the ordinary course of business, and (iii) no acquisition or disposition of any material assets by the REIT, the Operating Partnership or any of the Subsidiaries (or any contract or arrangement therefor), or any other material transaction, otherwise than for fair value in the ordinary course of business. There is no material fact known to the REIT or the Operating Partnership which the REIT or the Operating Partnership have not disclosed in the SEC Filings which have or, insofar as the REIT or the Operating Partnership can reasonably foresee, may have or will have a Material Adverse Effect on the REIT, the Operating Partnership or the Subsidiaries on a consolidated basis or a Material Adverse Effect on the ability of the REIT or the Operating Partnership to perform their respective obligations under any of the Transaction Documents to which they are a party or any document contemplated hereby or thereby.

            8.8 PRIVATE OFFERING. No form of general solicitation or general advertising, including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the REIT, the Operating Partnership or any of the Subsidiaries or any of the REIT's, Operating Partnership's or such Subsidiary's representatives, or, to the knowledge of the REIT or the Operating Partnership, any other Person acting on behalf of the REIT, the Operating Partnership or any of the Subsidiaries, in connection with the offering of any shares of Preferred Stock or REIT Common Stock being purchased under this Agreement or under any other Transaction Document. The REIT and the Operating Partnership further represent to the Purchaser that, assuming the accuracy of the representations of, and compliance with the covenants of, the Purchaser as set forth in Section 10 hereof, neither the REIT, the Operating Partnership or any of the Subsidiaries nor any Person acting on the REIT's, the Operating Partnership's, or such Subsidiary's behalf has taken or will take any action which would subject the issue and sale of such shares of the Preferred Stock or REIT Common Stock to the provisions of Section 5 of the Securities Act, except as contemplated by the Registration Rights Agreement.

            8.9 BROKER'S OR FINDER'S COMMISSIONS. In addition to and not in limitation of any other rights hereunder, the REIT and the Operating Partnership agree that they will jointly and severally indemnify and hold harmless the Purchaser from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions arising from the transactions contemplated hereby, except for fees or commissions contemplated by, and specifically addressed in, the Joint Venture Agreement.

            8.10 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY; U.S. ENTITY. Neither the REIT nor the Operating Partnership (i) is or, for so long as the Purchaser has the right to receive, or obligation to accept, Preferred Common Stock under this Agreement, will become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), (ii) is or, for so long as the Purchaser has the right to receive, or obligation to accept, Preferred Common Stock under this Agreement, will become an "investment company" for purposes of Section 12(d)(1) of the 1940 Act, (iii) is or, for so long as the Purchaser has the right to receive, or obligation to accept, Preferred Common Stock under this Agreement, will become a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended,
(iv) is or, for so long as the Purchaser has the right to receive, or obligation to accept, Preferred Stock or REIT Common Stock under this Agreement, will be headquartered or organized in any jurisdiction outside the United States of America or (v) directly or indirectly conducts or, for so long as the Purchaser has the right to receive, or obligation to accept, Preferred Stock or REIT Common Stock under this Agreement, will conduct activities or owns or will own assets in any foreign jurisdiction.

            8.11 ERISA REQUIREMENTS. At or before the Closing and annually thereafter, the REIT and the Operating Partnership shall provide to the Purchaser any information or documents that the Purchaser may reasonably request in order for the Purchaser to be able to make a determination as to whether the REIT is a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(e) (the "Plan Assets Regulation"). Any such information or documents provided under this Section 8.11 on an annual basis shall be provided no later than 30 days after the expiration of each "annual valuation period" (as that term is defined in the Plan Assets Regulation) which ends on or after any purchase of securities contemplated herein. For the purposes of this Section 8.11, the REIT's annual valuation period shall be the 90-day period commencing on each December 31.

            8.12  CREATION OF PREFERRED STOCK AND PREFERRED UNITS.

                  (a) As of the date hereof, the REIT shall have taken all actions necessary to duly authorize and establish the Preferred Stock, including without limitation, filing EXHIBIT G and any other necessary documents with the appropriate state authorities. So long as the Purchaser has the right to receive, or obligation to accept, Preferred Stock under this Agreement, the REIT shall not (i) amend, repeal or otherwise alter in any manner the rights, preferences, privileges, voting power or other terms of the Preferred Stock, or (ii) authorize or create or increase the authorized amount of any shares of any class or series, or any security convertible into any shares of any class or series, ranking senior to the Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the REIT and/or in the payment of dividends ("Senior Preferred Stock"); PROVIDED, HOWEVER, that, without the consent of the Purchaser, the REIT may issue up to an aggregate of $50,000,000 of Senior Preferred Stock following the date hereof to any Person other than a Related Party of the REIT so long as the terms of any such class or series of Senior Preferred Stock, if sold in a transaction that has not been registered pursuant to Section 5 of the Securities Act, (i) do not provide the holders thereof with the right to receive a dividend with an effective yield in excess of fifteen percent (15%) (subject to the provisions below) and (ii) if such class or series has conversion rights, the conversion price of such Senior Preferred Stock, or such other price used in determining the conversion rights thereof, shall not be less than the Option Exercise Price. If the terms of the Senior Preferred Stock provide the holders thereof with the right to receive a dividend with an effective yield in excess of fifteen percent (15%), then the REIT will not issue or sell any shares of such Senior Preferred Stock unless it has first offered to the Purchaser, for a minimum period of at least fifteen (15) business days, the right to purchase all, but not a portion, of the shares of Senior Preferred Stock at the same price proposed for such issuance or sale. If the Purchaser declines to purchase the Senior Preferred Stock so offered, then the REIT may issue and sell Senior Preferred Stock with terms providing the holders thereof with the right to receive a dividend with an effective yield up to, but not in excess of, twenty percent (20%) without the consent of the Purchaser at any time within the six (6) months following the date the Purchaser elected not to purchase such Senior Preferred Stock.

                  (b) As of the date hereof, the REIT and the Operating Partnership shall have taken all actions necessary to adopt an amendment to the Operating Partnership's Partnership Documents in the form of EXHIBIT H attached hereto in order to provide for the issuance of a class of units of limited partnership interests in the Operating Partnership to the REIT with designations, preferences and other rights such that the economic interests attributable to such new class of units are substantially similar to the designations, preferences and other rights of the Preferred Stock (such units, the "Preferred Units"). So long as the Purchaser has the right to receive, or obligation to accept, Preferred Stock under this Agreement, neither the REIT nor the Operating Partnership shall take any action to amend, repeal or otherwise alter in any manner the rights, preferences, privileges or other terms of such class of preferred units (it being understood that this sentence does not prohibit the REIT from issuing any shares of another series of preferred stock or prohibit the Operating Partnership from issuing any units ranking on a parity with the units outstanding as of the date immediately preceding the date hereof or the issuance of any units with substantially the same economic rights and preferences as another series of preferred stock issued by the REIT).

            8.13 OWNERSHIP LIMIT WAIVER. As of the date hereof, the REIT has duly entered into the Ownership Waiver Letter substantially in the form of EXHIBIT F hereto and, so long as the Purchaser has the right to receive, or obligation to accept, Preferred Stock and/or REIT Common Stock under this Agreement, the Initial Warrant or the Expansion Capital Warrant, or owns any shares of Preferred Stock or REIT Common Stock purchased or acquired pursuant to this Agreement or the Warrants, the REIT shall take no action to amend, repeal or otherwise alter in any manner such Ownership Waiver Letter. In addition, so long as the Ownership Waiver Letter is in effect, the REIT shall not grant any other Person a waiver from the operation of Division C of its Articles of Incorporation that would permit such Person to own, for the purposes of Division C of the Articles of Incorporation, in excess of nine percent (9.0%) of the outstanding shares of REIT Common Stock and of any other class of equity security with substantially comparable voting rights unless the Board of Directors of the REIT, after consultation with and based upon the advice of REIT Counsel, determines in good faith that such waiver is necessary for the Board of Directors of the REIT to comply with its fiduciary duties to its stockholders under applicable law.

      9. REPRESENTATIONS AND WARRANTIES, COVENANTS, ETC. OF THE PURCHASER. In order to induce each of the REIT and the Operating Partnership to enter into this Agreement, the Purchaser hereby represents and warrants and covenants that:

            9.1 PURCHASE FOR INVESTMENT; SOURCE OF FUNDS. The Purchaser is an accredited investor as defined in Regulation D under the Securities Act and intends to purchase the Preferred Stock and/or REIT Common Stock, as applicable, for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf the Purchaser has authority to make this representation for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of the Preferred Stock and/or REIT Common Stock, as applicable, except in compliance with the Securities Act, provided that subject to that compliance the disposition of the Purchaser's Property shall at all times be within its control. The Purchaser understands and agrees that, unless a registration statement covering the issuance thereof is in effect, the shares of Preferred Stock and/or REIT Common Stock have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available.

            9.2 VALIDITY AND BINDING EFFECT. The Purchaser has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under the Transaction Documents and all other documents or instruments contemplated hereby. Each of the Transaction Documents has been duly executed and delivered by the Purchaser and is the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

            9.3 CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Purchaser of the Transaction Documents and all other instruments or agreements to be executed in connection herewith and the purchase hereunder by the Purchaser of the Initial Warrant, the Expansion Capital Warrant or the Preferred Stock and/or REIT Common Stock, as applicable, pursuant to this Agreement (a) are within the Purchaser's partnership powers; (b) have been duly authorized by all necessary partnership action on the part of the Purchaser; (c) do not require any License or Approval (except such as have been obtained); (d) do not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation of any Governmental Authority, (ii) the Partnership Documents of the Purchaser; (iii) any agreement (or require the consent of any Person under any agreement that has not been made or obtained) to which the Purchaser is a party, or (iv) any judgment, injunction, order, decree or other instrument binding upon the Purchaser except where such contravention, default or violation would not have a Material Adverse Effect on the Purchaser's ability to purchase the shares of Preferred Stock and/or REIT Common Stock, as applicable, hereunder.

            9.4 LITIGATION; DEFAULTS. As of the date of this Agreement, there is (a) no action, suit, or proceeding, pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, or (b) to the knowledge of the Purchaser, no investigation pending against or affecting the Purchaser before or by any Governmental Authority which (individually or in the aggregate) could reasonably be expected to (i) have a Material Adverse Effect on the Purchaser's ability to purchase the shares of Preferred Stock or REIT Common Stock, as applicable, hereunder, or (ii) impair the ability of the Purchaser to perform fully on a timely basis any material obligation which the Purchaser has or will have under any Transaction Document to which the Purchaser is a party. The Purchaser is not in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Partnership Documents or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including without limitation, those relating to zoning, city planning or similar matters) applicable to the Purchaser or to which the Purchaser is bound, except in each case to the extent that such violations or defaults, individually or in the aggregate, would not (a) affect the validity of any Transaction Document, (b) have a Material Adverse Effect on the Purchaser's ability to purchase the shares of Preferred Stock or REIT Common Stock, as applicable, hereunder, or (c) impair the ability of the Purchaser to perform fully on a timely basis any material obligation which the Purchaser has or will have under any Transaction Document to which the Purchaser is a party.

      10. ADDITIONAL COVENANTS OF THE REIT. So long as this Agreement remains in effect, the REIT hereby covenants and agrees as follows:

            10.1 DELIVERY OF INFORMATION. The REIT will furnish to the Purchaser copies of its SEC Filings promptly after filing such documents with the Commission and copies of all materials distributed to its stockholders concurrently with such distribution, including all quarterly and annual reports to stockholders and any materials distributed in connection with the solicitation of stockholder votes.

            10.2 NO IMPAIRMENT. The REIT shall not by any action, including, without limitation, by amendment of its Charter Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the REIT but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser against impairment.

            10.3  RESERVATION OF SHARES OF PREFERRED STOCK AND REIT COMMON
STOCK.

                  (a) The REIT shall at all times reserve and keep available out of its authorized and unissued Preferred Stock, solely for issuance pursuant to the terms of this Agreement or the other Transaction Documents, free from any preemptive rights or other obligations, a good faith estimate of the maximum number of shares of Preferred Stock that may from time to time be issuable under the terms of this Agreement, which shall not be less than that number of shares of Preferred Stock equal to the product of
(x) three (3) and (y) the quotient obtained by DIVIDING (i) the quotient obtained by dividing $50,000,000 by the Option Exercise Price BY (ii) the Conversion Multiple; PROVIDED, HOWEVER, that, if the Operating Partnership has approved an increase to the Capital Contribution Cap under Section 3.7(a) of the Joint Venture Agreement, then the REIT shall increase the number of shares reserved by at least that number equal to the product of (x) 3 and (y) the quotient obtained by DIVIDING (i) the quotient obtained by dividing Expansion Capital by the Expansion Option Exercise Price BY (ii) the Conversion Multiple, and, if any Additional Capital has been contributed, then the REIT shall increase the number of shares reserved by at least that number equal to the product of (x) 3 and (y) the quotient obtained by DIVIDING (i) the quotient obtained by dividing Additional Capital by the Additional Option Exercise Price BY (ii) the Conversion Multiple.

                  (b) In addition, the REIT shall at all times reserve and keep available out of its authorized and unissued REIT Common Stock, solely for issuance pursuant to the terms of this Agreement or the other Transaction Documents, free from any preemptive rights or other obligations, a good faith estimate of the maximum number of shares of REIT Common Stock that may from time to time be issuable under the terms of this Agreement, which shall not be less than the number resulting from MULTIPLYING (i) that number of shares of Preferred Stock reserved for issuance at any time in accordance with
Section 10.3(a) above, BY (ii) the Conversion Multiple.

                  (c) The REIT shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, excluding permits or authorizations relating to registration under federal or state securities laws, in order to enable the REIT lawfully to issue and deliver to the Purchaser such number of shares of Preferred Stock and/or REIT Common Stock as shall from time to time be sufficient to effect the issuance of Preferred Stock and/or REIT Common Stock hereunder or the issuance of REIT Common Stock upon conversion of the Preferred Stock. The REIT shall from time to time take all action which may be necessary or appropriate so that the shares of REIT Common Stock issuable hereunder or issuable upon the conversion of Preferred Stock, immediately following their issuance, will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America, if any, on which other shares of REIT Common Stock are then listed or quoted.

                  (d) The REIT agrees not to (i) issue additional shares of Preferred Stock as a dividend or other distribution on outstanding shares of Preferred Stock; (ii) issue additional shares of Preferred Stock pursuant to a reclassification of shares of Preferred Stock; (iii) subdivide the outstanding shares of Preferred Stock into a greater number of shares of Preferred Stock; (iv) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock; or (v) to otherwise issue any shares of Preferred Stock other than pursuant to the terms of this Agreement, the Initial Capital Warrant or the Expansion Capital Warrant.

            10.4 COMPLIANCE WITH LAWS UPON ISSUANCE. The REIT shall use all commercially reasonable efforts to ensure that the issuance of shares of Preferred Stock or REIT Common Stock pursuant to this Agreement will not violate, or require any consent or approval not already obtained under, any federal or state statute, rule or regulation, any contract or other agreement, or the rules and requirements of any stock exchange or any other self regulatory organization on which the REIT Common Stock is quoted or listed, including without limiting the generality of the foregoing, maintaining sufficient issued and outstanding shares of REIT Common Stock so that stockholder approval is not required prior to the issuance of Preferred Stock and/or REIT Common Stock under the terms of this Agreement.

            10.5 HART-SCOTT-RODINO ACT COMPLIANCE. Prior to issuing any shares of REIT Common Stock and/or Preferred Stock hereunder, the REIT shall, upon the request of the Purchaser (an "HSR Act Filing Request"), as promptly as possible (i) make all filings required, and take all such other action that may be required or desirable, under or in connection with the HSR Act,
(ii) use all commercially reasonable efforts to cause the expiration or termination of any waiting period under the HSR Act to occur as promptly as possible, and (iii) use all commercially reasonable efforts to cause any other Person (other than the Purchaser) who may be required to make any filing, or to take any other action, under or in connection with the HSR Act to do so as promptly as possible. The parties agree that each of the REIT and the Purchaser shall be responsible for one-half of the aggregate filing fee in connection with any filing required under the HSR Act.

            10.6 PREFERRED STOCK OR REIT COMMON STOCK TO BE DULY AUTHORIZED AND ISSUED, FULLY PAID AND NON-ASSESSABLE. The REIT will take all such action as may be necessary to ensure that all shares of Preferred Stock and/or REIT Common Stock issued hereunder shall, at the time of delivery of the certificates for such shares, be duly and validly authorized and issued and fully paid and non-assessable shares and free from all liens and charges with respect to the issuance thereof.

            10.7 TRANSFER TAXES. The REIT will pay when due and payable any and all federal and state transfer taxes and charges (but not income taxes) which may be payable in respect of the issuance or delivery of any shares of Preferred Stock and/or REIT Common Stock issued under the terms of this Agreement.

            10.8 SHAREHOLDER RIGHTS PLAN. So long as this Agreement is in effect, the REIT shall not adopt what is commonly referred to as a "shareholder rights plan," or issue any convertible securities, the conversion rights of which would be triggered, accelerated or otherwise altered by the issuance of shares of Preferred Stock and/or REIT Common Stock under this Agreement or the issuance of shares of REIT Common Stock upon conversion of the Preferred Stock unless the exercise of the Purchaser's rights hereunder and under the Initial Warrant and the Expansion Capital Warrant are specifically exempted from the application of such shareholder rights plan or convertible securities. For the purposes of this section, the REIT shall be deemed to have adopted a shareholder rights plan or issued a convertible security if it merges with or into, consolidates with or transfers all or substantially all of its assets to a Person that has such a plan in effect or that has an outstanding class or series of convertible securities.

            10.9 BUSINESS COMBINATION STATUTE, CONTROL SHARE STATUTE. The REIT shall use all commercially reasonable efforts to ensure that the issuance of any shares of Preferred Stock or REIT Common Stock hereunder is exempted from the application of Chapter 1704 of the Ohio Revised Code and 1701.831 of the Ohio General Corporation Law.
            10.10 FURTHER ASSURANCES. Following the exercise of the Exchange Option, any exercise of the Initial Warrant or the Expansion Capital Warrant, an election by the Purchaser or the REIT under Section 4 hereof or the occurrence of a Put/Sale Distribution, each of the REIT, the Operating Partnership and the Purchaser shall use all commercially reasonable efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement and to cause the conditions in
Section 7 hereof to be satisfied in a timely manner prior to any Closing.

      11.   RESTRICTIONS ON TRANSFER.

            11.1  RESTRICTIVE LEGENDS.  Except as otherwise permitted by this
Section 11, each share of Preferred Stock or REIT Common Stock issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT IN

            ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH TRANSFER.

      The REIT shall maintain a copy of this Agreement and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to the Purchaser or any transferee upon its or their request.

      Whenever the legend requirements imposed by this Section 11.1 shall terminate, as provided in Section 11.2, the respective holders of shares of Preferred Stock or REIT Common Stock for which such legend requirements have terminated shall be entitled to receive from the REIT, at the REIT's expense, shares of Preferred Stock or REIT Common Stock, as applicable, without such legend.

            11.2 NOTICE OF TRANSFER; OPINIONS OF COUNSEL. The holder of each of the shares of Preferred Stock or REIT Common Stock bearing the restrictive legend set forth in Section 11.1 above (a "Restricted Security"), agrees with respect to any transfer of such Restricted Security to give to the REIT, (a) written notice describing the transferee and the circumstances, if any, necessary to establish the availability of an exemption from the registration requirements of the Securities Act and any state law and (b) upon reasonable request by the REIT, to such transferring holder, an opinion of counsel (at the expense of such holder), which is knowledgeable in securities law matters (including in-house counsel or regular counsel to the Purchaser or its investment adviser), in form and substance reasonably satisfactory to the REIT, to the effect that the proposed transfer of such Restricted Security may be effected without registration of such Restricted Security under the Securities Act or any state law. If for any reason the REIT, (after having been furnished with the opinion required to be furnished pursuant to this Section 11.2) shall fail to notify such holder within ten
(10) business days after such holder shall have delivered such notice or opinion to the REIT, that, in its or its counsel's opinion, the transfer may not be legally effective (the "Illegal Transfer Notice"), such holders shall thereupon be entitled to transfer the Restricted Security as proposed. If the holder of the Restricted Security delivers to the REIT, an opinion of counsel (including in-house counsel or regular counsel to the Purchaser or its investment adviser) in form and substance reasonably satisfactory to the REIT, that subsequent transfers of such Restricted Security will not require registration under the Securities Act or any state law, the REIT will promptly after such contemplated transfer deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in
Section 11.1 above. The restrictions imposed by this Section 11 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or at such time as the shares are eligible to be transferred pursuant to Rule 144(k) promulgated under the Securities

Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the REIT, a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 11.1 and not containing any other reference to the restrictions imposed by this Section 11. Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 11.2 with respect to the transfer of any securities on which the restrictive legend has been removed in accordance with this Section 11.2. As used in this Section 11.2, the term "transfer" encompasses any sale, transfer or other disposition of any securities referred to herein.

            11.3 NO RESTRICTIVE LEGENDS. Notwithstanding Section 11.1 hereof, shares of Preferred Stock or REIT Common Stock issued under the terms of this Agreement will not contain any restrictive legend similar to that provided for in Section 11.1 above in the event that the issuance of such shares is covered by an effective registration statement filed with the Commission.

      12.   MISCELLANEOUS

            12.1  INDEMNIFICATION; EXPENSES, ETC.

                  (a) In addition to any and all obligations of the REIT and the Operating Partnership to indemnify the Purchaser hereunder the REIT and the Operating Partnership agree, without limitation as to time, to jointly and severally indemnify and hold harmless the Purchaser, its Affiliates, and the employees, officers, directors, trustees, direct and indirect partners, members, agents and investment advisors of the Purchaser and such Affiliates (individually, a "Purchaser Indemnified Party" and, collectively the "Purchaser Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees) and reasonable expenses (including expenses of investigation) (collectively, "Losses") incurred or suffered by a Purchaser Indemnified Party in connection with or arising out of any material breach by the REIT or the Operating Partnership of any warranty or representation or covenant made by the REIT or the Operating Partnership in this Agreement; PROVIDED, HOWEVER, that neither the REIT nor the Operating Partnership shall be liable for any losses resulting from action on the part of any Purchaser Indemnified Party which is finally determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness, or willful misconduct by such Purchaser Indemnified Party. Each of the REIT and the Operating Partnership agree promptly to reimburse any Purchaser Indemnified Party for all such Losses as they are incurred or suffered by such Purchaser Indemnified Party.

            Except as otherwise provided herein, each of the REIT and the Operating Partnership agree (for the benefit of the Purchaser) to pay, and to hold the Purchaser harmless from and against, all costs and expenses (including, without limitation, attorneys' fees, expenses and disbursements), if any, in connection with the enforcement against the REIT or the Subsidiaries of this Agreement or any other Transaction Document or any other agreement or instrument furnished pursuant hereto or in connection herewith in any action in which the

Purchaser attempts to enforce any of the foregoing, PROVIDED, that the Purchaser shall prevail in such action.

                  (b) In addition to any and all obligations of the Purchaser to indemnify the REIT and the Subsidiaries hereunder, the Purchaser agrees, without limitation as to time, to indemnify and hold harmless the REIT, the Subsidiaries, their Affiliates, and the employees, officers, directors, trustees, direct and indirect partners, members and agents of the REIT, the Subsidiaries and their Affiliates (individually, a "REIT Indemnified Party" and, collectively the "REIT Indemnified Parties") from and against any and all Losses, incurred or suffered by a REIT Indemnified Party in connection with or arising out of any material breach by the Purchaser of any warranty or representation or covenant made by the Purchaser in this Agreement; PROVIDED, HOWEVER, that the Purchaser shall not be liable for any losses resulting from action on the part of any REIT Indemnified Party which is finally determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness, or willful misconduct by such REIT Indemnified Party. The Purchaser agrees promptly to reimburse any REIT Indemnified Party for all such Losses as they are incurred or suffered by such REIT Indemnified Party.

            Except as otherwise provided herein, the Purchaser agrees (for the benefit of the REIT) to pay, and to hold the REIT harmless from and against, all costs and expenses (including, without limitation, attorneys' fees, expenses and disbursements), if any, in connection with the enforcement against the Purchaser of this Agreement or any other Transaction Document or any other agreement or instrument furnished pursuant hereto or in connection herewith in any action in which the REIT attempts to enforce any of the foregoing, PROVIDED, that the REIT shall prevail in such action.

                  (c) If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party or its representative shall give prompt notice to the REIT or the Purchaser, as the case may be (each, for purposes of this Section 12.1(c), an "Indemnifying Party" to the extent the context so requires) of any claim or of the commencement of any proceeding against such Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the expense of the Indemnifying Party, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified Party. The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement in connection with any matter for which the Indemnified Party is entitled to indemnification hereunder, which does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

            12.2 ASSIGNABILITY. No party may directly or indirectly assign or otherwise transfer any of its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto; PROVIDED, HOWEVER, that the Purchaser may transfer its rights and obligations hereunder in connection with a concurrent transfer of all or substantially all of its limited liability company interest in the Joint Venture permitted pursuant to Section 8.1 of the Joint Venture Agreement to the transferee of its limited liability company interest in the Joint Venture. Notwithstanding any other provision in this Agreement to the contrary, in the event that the Purchaser transfers all or substantially all of its limited liability company interests in the Joint Venture in any transaction other than one permitted pursuant to Section 8.1.3(a) of the Joint Venture Agreement, the provisions of Sections 2, 3.2, 4.1 and 4.2 shall be deemed terminated immediately upon the consummation of such transfer, and the parties and their assignees or transferees shall have no further rights or obligations with respect to such sections.

            12.3 SUCCESSORS AND ASSIGNS. Subject to Section 12.2, whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties. Except as otherwise provided herein or in any other Transaction Document, the terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchaser, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in, and become an obligation of, such transferee or assignee, all subject to the terms and conditions hereof.

            12.4 USE OF DEPOSITARY SHARES. The parties agree that, at any time at which shares of Preferred Stock are to be issued pursuant to this Agreement, the REIT may in lieu thereof issue Depositary Shares, in each case at a ratio of 100 Depositary Shares for each share of Preferred Stock, and the Transaction Documents shall be deemed simultaneously amended in all respects necessary to adjust the rights, terms and provisions hereunder as appropriate to reflect such issuance. Each Depositary Share will have, proportionately, the same rights, privileges, duties and limitations as the share of Preferred Stock in which that Depositary Share evidences an interest.

            12.5 TERMINATION OF AGREEMENT. Notwithstanding anything in this Agreement to the contrary, this Agreement shall be deemed terminated as of the dissolution of the Joint Venture and the liquidation of the assets in connection therewith and the distribution to the members thereof of all funds held by the Joint Venture.

            12.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SEVERABILITY. All representations and warranties contained in this Agreement or the Transaction Documents or made in writing by or on behalf of the REIT, the Operating Partnership or the Purchaser in connection with the transactions contemplated by this Agreement or the Transaction Documents shall survive, for the duration of any statutes of limitation applicable thereto, the execution and delivery of this Agreement, any investigation at any time made by the REIT, the Operating Partnership, the Purchaser or on such party's behalf, the purchase of any shares of Preferred Stock or REIT Common Stock by the Purchaser under this Agreement and any disposition of or payment on such shares of Preferred Stock or REIT Common Stock. All statements contained in any certificate or other instrument delivered to the Purchaser by or on behalf of the REIT or delivered to the REIT by or on behalf of the Purchaser pursuant to this Agreement or the other Transaction Documents shall be deemed representations and warranties of the REIT or the Purchaser, as applicable, under this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

            12.7 NOTICES. All notices required or permitted to be given under this Agreement shall be in writing and shall be either personally delivered or sent by registered or certified mail, return receipt requested, to the addresses set forth below, as they may be changed from time to time by the addressee party by written notice to the other parties.

      If to the REIT or the        Boykin Lodging Company
      Operating Partnership:       Guildhall Building
                                   45 West Prospect Avenue, Suite 1500
                                   Cleveland, Ohio 44115
                                   Attn: Robert W. Boykin, Chief Executive
                                   Officer

      with copies to:              Robert A. Weible, Esq.
                                   Baker and Hostetler LLP
                                   3200 National City Center
                                   1900 E. 9th Street
                                   Cleveland, Ohio  44114
                                   Tel:  (216) 861-7553
                                   Fax:  (216) 696-0740

      If to the Purchaser:         AEW Partners III, L.P.
                                   225 Franklin Street, 25th Floor
                                   Boston, Massachusetts  02109
                                   Attn: J. Grant Monahon, Esq.
                                   Tel: 617-261-9000
                                   Fax: 617-261-9555
      with copies to:              Michael H. Glazer, P.C.
                                   Goodwin, Procter & Hoar  LLP
                                   Exchange Place
                                   Boston, Massachusetts 02109
                                   Tel: 617-570-1420
                                   Fax: 617-523-1231

            12.8 NO WAIVER. No waiver or consent shall be effective under this Agreement unless it is in writing and executed by the party against which enforcement thereof is sought. Unless otherwise provided herein, the giving of any consent with respect to this Agreement shall be in the sole discretion of the party giving such consent. A waiver or consent shall be effective only with respect to the specific event or circumstances for which it is given and not any subsequent occurrence, unless otherwise expressly stated therein.

            12.9 AMENDMENTS. No alteration, modification or amendment of the terms and provisions of this Agreement shall be binding unless in writing and consented to by the parties hereto.

            12.10 FURTHER ASSURANCES. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each party agrees to execute and deliver all such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

             12.11 ENTIRE AGREEMENT. The Joint Venture Agreement, this Agreement, the Registration Rights Agreement, the Initial Warrant, the Expansion Capital Warrant and any other instruments to be executed and delivered pursuant thereto, constitute the entire agreement between the parties and supersede all prior understandings and writings, and may be changed only by a writing signed by the parties thereto.

            12.12 DESCRIPTIVE HEADINGS. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            12.13 GENDER, NUMBER. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

            12.14 SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to a particular party, the determination of such satisfaction shall be made by such party, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            12.15 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES

SHALL BE GOVERNED BY, THE LAW OF THE STATE OF OHIO WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

            12.16 EXPENSES. The Joint Venture will pay at any Closing (or on such later date as one or more invoices may be submitted to the Joint Venture) the legal fees of Purchaser's Counsel incurred in connection with this Agreement and consummation of the transactions contemplated hereby.

            12.17 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, binding on all parties hereto, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            12.18 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Agreement may not be used to interpret another agreement, indenture, loan or debt agreement of the REIT or any Subsidiary. Any such agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                           STOCK PURCHASE OPTION AGREEMENT


      If this Agreement is satisfactory, please so indicate by signing the applicable attached signature page of this Agreement and delivering such counterpart to the Purchaser, whereupon this Agreement will become binding among the parties hereto in accordance with its terms.

                                       BOYKIN LODGING COMPANY, an Ohio
                                       corporation


                                       By:  /s/ Paul A. O'Neil
                                          --------------------------------
                                          Name: Paul A. O'Neil
                                          Title: Chief Financial Officer


                                        BOYKIN HOTEL PROPERTIES, L.P.
                                        an Ohio limited partnership


                                        By:  Boykin Lodging Company,
                                             its General Partner


                                        By:  /s/ Richard C. Conti
                                           -------------------------------
                                           Name: Richard C. Conti
                                           Title: Chief Operating Officer

                           STOCK PURCHASE OPTION AGREEMENT
                               PURCHASER SIGNATURE PAGE

Accepted and agreed as of the date first written above:


                                       AEW PARTNERS III, L.P.

                                       By: AEW III, L.L.C.,
                                           its General Partner

                                       By: AEW Partners III, Inc.,
                                           its Managing Member

                                       By: /s/ James J. Finnegan
                                          --------------------------------
                                          Name: James J. Finnegan
                                          Title: Vice President


                                    S-2